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                                                                     EXHIBIT 2.1

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                            ASSET PURCHASE AGREEMENT

                                     among:

                                 TELINNOVATION,
                        a California general partnership;

                       TELINNOVATION SERVICE CORPORATION,
                            a California corporation;

                           TELINNOVATION CORPORATION,
                            a California corporation;

                                 CHARLES DAVIS,
                                 an individual;

                                 DAVID SHVARTS,
                                 an individual;

                                       and

                       DITECH COMMUNICATIONS CORPORATION,
                             a Delaware corporation

                          ----------------------------

                          Dated as of December 8, 1999

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                            ASSET PURCHASE AGREEMENT

                  THIS ASSET PURCHASE AGREEMENT is entered into as of December 8, 1999, by and among: TELINNOVATION, a California general partnership (the "Partnership"), TELINNOVATION SERVICE CORPORATION, a California corporation ("TSC"), TELINNOVATION CORPORATION, a California corporation (the "Corporation" and jointly and severally with the Partnership and TSC, the "Sellers"); CHARLES DAVIS ("Davis") and DAVID SHVARTS ("Shvarts") (Davis and Shvarts are individually referred to herein as "General Partner" and collectively as "General Partners"); and DITECH COMMUNICATIONS CORPORATION, a Delaware corporation (the "Purchaser"). Certain capitalized terms used in this Agreement are defined in EXHIBIT A.

                                    RECITALS

         A. The General Partners are: (i) the sole general partners of the Partnership; and (ii) officers and directors of TSC and the Corporation.

         B. The General Partners or their respective family trusts are the shareholders of TSC and the Corporation.

         C. Concurrently with the execution of this Agreement, the Purchaser, and Richard Hardy ("Hardy") will enter into an Asset Purchase Agreement, dated as of the date hereof (the "Hardy Agreement"), providing for the sale of certain assets of Hardy to the Purchaser pursuant to the terms set forth therein.

         D. The General Partners and the Sellers wish to provide for the sale of substantially all of the assets of the Sellers to the Purchaser on the terms set forth in this Agreement.

                                    AGREEMENT

         The parties to this Agreement, intending to be legally bound, agree as follows:

1.       SALE OF ASSETS; RELATED TRANSACTIONS.

         1.1 SALE OF ASSETS. The General Partners and the Sellers shall sell, assign, transfer, convey and deliver to the Purchaser, at the Closing, good and valid title to the Assets (as defined below), free of any Encumbrances (except for those licenses set forth in Part 2.11 of the Disclosure Schedule), on the terms and subject to the conditions set forth in this Agreement. For purposes of this Agreement, "Assets" shall mean and include: (a) all of the properties, rights, interests and other tangible and intangible assets of the Sellers (wherever located and whether or not required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles); (b) contracts and contractual rights and all of the Sellers' rights thereunder; and
(c) any other assets that are owned by any of the General Partners or any other Related Party and that are needed for the conduct of, or are useful in connection with, the business of the Sellers; PROVIDED, HOWEVER, that the Assets shall not include any Excluded Assets. Without limiting the generality of the foregoing, the Assets shall include:


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                           (1) all equipment, materials, prototypes, tools,
supplies, vehicles, furniture, fixtures, improvements and other tangible assets of the Sellers (including without limitation the tangible assets identified in Part 2.8 of the Disclosure Schedule);

                           (2) all Proprietary Assets and goodwill of the
Sellers (including without limitation the Proprietary Assets identified in Part
2.10 of the Disclosure Schedule);

                           (3) all rights of the Sellers under the Sellers
Contracts (including without limitation the Sellers Contracts identified in Part
2.11 of the Disclosure Schedule);

                           (4) all Governmental Authorizations held by the
Sellers (including the Governmental Authorizations identified in Part 2.14 of the Disclosure Schedule);

                           (5) all claims (including claims for past
infringement of Proprietary Assets) and causes of action of the Sellers against other Persons (regardless of whether or not such claims and causes of action have been asserted by the Sellers), and all rights of indemnity, warranty rights, rights of contribution, rights to refunds, rights of reimbursement and other rights of recovery possessed by the Sellers (regardless of whether such rights are currently exercisable); and

                           (6) all books, records, files and data of the Sellers
relating to any of the Assets.

         1.2 PURCHASE PRICE.

                  (a) As consideration for the sale of the Assets to the
Purchaser:

                        (i) at the Closing, the Purchaser shall issue to the Sellers an aggregate of five hundred forty thousand (540,000) shares of the Purchaser's common stock (the "Shares"), of which Purchaser shall deposit three hundred sixty thousand (360,000) shares (the "Escrow Shares") in an escrow account (the "Escrow Account") to be established as of the Closing Date pursuant to an Escrow Agreement among the General Partners, the Sellers, the Purchaser and an escrow agent mutually selected by the parties hereto (the "Escrow Agent"), in substantially the form of EXHIBIT B (the "Escrow Agreement") to be disposed of in accordance with the provisions of Sections 1.3 and 4.13 and
Article 9 below; and

                        (ii) at the Closing, the Purchaser shall assume the Assumed Liabilities (as defined below) by delivering to the Sellers an Assumption Agreement in substantially the form of EXHIBIT C (the "Assumption Agreement").

                  (b) For purposes of this Agreement, "Assumed Liabilities" shall mean only the obligations of the Sellers under the Contracts identified on EXHIBIT D to the Agreement, but only to the extent such obligations (A) arise after the Closing Date, (B) do not arise from or relate to any Breach by the Sellers of any provision of any of such Contracts, (C) do not arise from or relate to any event, circumstance or condition occurring or existing on or prior to the Closing Date that, with notice or lapse of time, would constitute or result in a Breach of any of such


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Contracts, and (D) are ascertainable (in nature and amount) solely by reference to the express terms of such Contracts; PROVIDED, HOWEVER, that notwithstanding the foregoing, and notwithstanding anything to the contrary contained in this Agreement, the "Assumed Liabilities" shall not include, and the Purchaser shall not be required to assume or to perform or discharge:

                           (1) any Liability of any General Partner or any other
Person;

                           (2) any Liability of the Sellers or the General
Partners arising out of or relating to the execution, delivery or performance of any of the Transactional Agreements;

                           (3) any Liability of the Sellers or the General
Partners for any fees, costs or expenses of the type referred to in Section 6.3(a) of the Agreement;

                           (4) any Liability of the Sellers or the General
Partners arising from or relating to any action taken by the Sellers or the General Partners , or any failure on the part of the Sellers or the General Partners to take any action, at any time after the Closing Date;

                           (5) any Liability of the Sellers or the General
Partners arising from or relating to (x) any services performed by the Sellers or the General Partners for any customer, or (y) any claim or Proceeding against the Sellers or the General Partners;

                           (6) any Liability of the Sellers or the General
Partners for the payment of any Tax;

                           (7) any Liability of the Sellers or the General
Partners to any employee or former employee of the Sellers or the General Partners under or with respect to any Employee Benefit Plan, profit sharing plan or dental plan or for severance pay;

                           (8) any Liability of the Sellers to any General
Partner or any other Related Party;

                           (9) any Liability under any Contract, if the Sellers
shall not have obtained, prior to the Closing Date, any Consent required to be obtained from any Person with respect to the assignment or delegation to the Purchaser of any rights or obligations under such Contract;

                           (10) any Liability that is inconsistent with or
constitutes an inaccuracy in, or that arises or exists by virtue of any Breach of, (x) any representation or warranty made by the Sellers or any General Partner in any of the Transactional Agreements, or (y) any covenant or obligation of the Sellers or any General Partner contained in any of the Transactional Agreements; or

                           (11) any other Liability that is not referred to
specifically in the opening paragraph of this Section 1.2(b).

         1.3 SELLERS' AGREEMENT TO DELIVER AND SUPPORT PRODUCIBLE PRODUCT DESIGNS. The Sellers agree to allow the Purchaser to hire the General Partners. The Purchaser desires to hire and


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retain each of the General Partners as employees of the Purchaser to assist the
Purchaser in maintaining the goodwill associated with the technology being acquired pursuant to the Transactions. As a result, in the event that Davis and/or Shvarts, voluntarily terminates his employment relationship with the Purchaser prior to the fourth (4th) anniversary of the Closing Date, the Purchaser shall have the right to recover a portion of the Escrow Shares held in the Escrow Account pursuant to the terms of the Escrow Agreement. The rights of the parties to make a claim for any distribution from the Escrow Account, the terms and conditions by which the Escrow Account shall be held, invested and distributed and the manner of resolving disputes pertaining to claims made on the Escrow Account by a party shall be as set forth in the Escrow Agreement.

         1.4 SELLERS' FACILITIES. The Sellers agree to maintain their current facility at 415 Clyde Avenue #105, Mountain View, California 94043 (the "Facility") as a product development center for as long as the Purchaser, in its sole discretion, desires to use such Facility. The Purchaser shall reimburse, on a monthly basis, the Sellers' pre-approved, out-of-pocket expenses, including rental payments, incurred in connection with maintaining the Facility until such time as the Purchaser no longer desires to use such Facility. The Purchaser shall give the Sellers not fewer than sixty (60) days' notice of its decision to terminate its use of the Facility.

         1.5 SALES TAXES. The Sellers shall bear and pay, and shall reimburse the Purchaser and the Purchaser's affiliates for, any sales taxes, use taxes, transfer taxes, documentary charges, recording fees or similar taxes, charges, fees or expenses that may become payable in connection with the sale of the Assets to the Purchaser or in connection with any of the other Transactions.

         1.6 ALLOCATION. At or prior to the Closing, the Purchaser shall deliver to the Sellers a statement setting forth the Purchaser's good faith determination of the manner in which the consideration referred to in Sections 1.2(a) is to be allocated among the Assets. The allocation prescribed by such statement shall be conclusive and binding upon the General Partners and the Sellers for all purposes, and neither the Sellers nor any General Partner shall file any Tax Return or other document with, or make any statement or declaration to, any Governmental Body that is inconsistent with such allocation.

         1.7 CLOSING.

                  (a) The Closing shall take place at the offices of Cooley Godward LLP, Five Palo Alto Square, Palo Alto, California 94306 at 10:00 a.m. on January 6, 2000 or at such other time and place as the parties may mutually agree.

                  (b) At the Closing:

                           (i) the Sellers shall execute and deliver to the
Purchaser such bills of sale, endorsements, assignments and other documents as may (in the reasonable judgment of the Purchaser or its counsel) be necessary or appropriate to assign, convey, transfer and deliver to the Purchaser good and valid title to the Assets free of any Encumbrances (except for those licenses set forth in Part 2.11 of the Disclosure Schedule);

                           (ii) the Purchaser shall issue and deliver to the
Sellers stock certificates representing an aggregate one hundred eighty thousand (180,000) shares of the Shares;

                           (iii) the parties hereto shall execute and deliver
the Escrow Agreement;

                           (iv) the Purchaser shall issue to the Sellers stock
certificates representing the Escrow Shares and deposit such certificates in the Escrow Account as contemplated by Section 1.2(a)(i) above;

                           (v) the Purchaser shall execute and deliver to the
Sellers the Assumption Agreement;

                           (vi) each of the General Partners shall execute and
deliver to the Purchaser a Noncompetition Agreement in the form of EXHIBIT F hereto (each, a "Noncompetition Agreement");

                           (vii) each of the General Partners shall execute and
deliver to the Purchaser a General Release in the form of EXHIBIT G hereto (each, a "Release");

                           (viii) each of the General Partners shall execute and
deliver to the Purchaser five (5) Stock Assignments in the form of EXHIBIT J hereto (each, a "Stock Assignment");

                           (ix) the Sellers shall deliver to Purchaser a FIRPTA
statement, if applicable;

                           (x) each of the General Partners and the Sellers
shall execute and deliver to the Purchaser a certificate (the "Closing Certificate") setting forth the representations and warranties of the General Partners and the Sellers that (A) each of the representations and warranties made by the General Partners and the Sellers in this Agreement was accurate in all respects as of the date of this Agreement, (B) except as expressly set forth in the Closing Certificate, each of the representations and warranties made by the General Partners and the Sellers in this Agreement is accurate in all respects as of the Closing Date as if made on the Closing Date, (C) each of the covenants and obligations that any of the General Partners or the Sellers is required to have complied with or performed pursuant to this Agreement at or prior to the Closing has been duly complied with and performed in all respects, and (D) except as expressly set forth in the Closing Certificate, each of the conditions set forth in Article 6 has been satisfied in all respects;

                           (xi) Berliner Cohen shall deliver to Purchaser a
legal opinion, dated as of the Closing Date, in the form of EXHIBIT H hereto (the "Opinion"); and

                           (xii) the Purchaser shall execute and deliver to the
General Partners and the Sellers the Registration Rights Agreement, in the form of EXHIBIT K hereto (the "Registration Rights Agreement").

                  (c) On the Closing Date or other date as mutually agreed upon by the parties hereto, the General Partners and the Sellers shall transfer to the Purchaser all intangible Assets by electronic means.

2.       REPRESENTATIONS AND WARRANTIES OF THE GENERAL PARTNERS AND THE SELLERS.

         The General Partners and the Sellers, jointly and severally, represent and warrant, to and for the benefit of the Indemnitees, except, in each case, as set forth on the Disclosure Schedule attached hereto, as follows:

         2.1 DUE ORGANIZATION; NO SUBSIDIARIES; ETC. The Partnership is a general partnership duly organized, validly existing and in good standing under the laws of the State of California. Each of TSC and the Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of California. No Seller is not required to be qualified, authorized, registered or licensed to do business as a foreign entity in any jurisdiction other than the jurisdictions listed in Part 2.1 of the Disclosure Schedule. Each Seller is in good standing as a foreign entity in each of the jurisdictions listed in Part 2.1 of the Disclosure Schedule. No Seller has any subsidiaries, or owns, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any other Entity. The Sellers have never conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than "Telinnovation."

         2.2 CERTIFICATE OF FORMATION AND BYLAWS; RECORDS. The Sellers have delivered to (or made available for inspection by) the Purchaser accurate and complete copies of: (i) the certificate of formation, partnership agreement, articles of incorporation, bylaws and any other charter documents of the Sellers, including all amendments thereto; (ii) the partnership or corporate records of the Sellers, if any; and (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the general partners, shareholders, directors or other controlling body of the Sellers. There have been no meetings or other proceedings of the general partners, shareholders, directors or other controlling body of the Sellers, the managers of the Sellers or any committee of any of the foregoing that are not fully reflected in such minutes or other records. The books of account, partnership and corporate records, minute books and other records of the Sellers are accurate, up-to-date and complete, and have been maintained in accordance with sound and prudent business practices. All of the records of the Sellers are in the actual possession and direct control of the Sellers.

         2.3 CAPITALIZATION. The General Partners are, and will be as of the Closing Date, the sole general partners of the Partnership. All of the shareholders of TC and TSC are identified in Part 2.3 of the Disclosure Schedule. Except as set forth in Part 2.3 of the Disclosure Schedule, there is no: (a) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any interest, stock or other securities of any of the Sellers; (b) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any interest or other securities of any of the Sellers; or (c) Contract under which any of the Sellers is or may become obligated to sell or otherwise issue any interest or any other securities. Except as set forth in Part 2.3 of the Disclosure Schedule, no person other than the General Partners has any right to vote with respect to the sale of the Assets to the Purchaser or any of the other Transactions.

         2.4 FINANCIAL STATEMENTS. The Sellers have delivered to the Purchaser the following financial statements (collectively, the "Financial Statements"): (a) the unaudited balance sheets of the Sellers as of December 31, 1997 and December 31, 1998, and the related statements of income and retained earnings and cash flows for the years then ended, together with the notes thereto any reports with respect thereto; and (b) the balance sheet of the Sellers as of October 31, 1999 (the "Unaudited Interim Balance Sheet"), and the related statements of income and retained earnings and cash flows for the ten months then ended. The Financial Statements are accurate and complete in all respects, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered (except that the financial statements referred to in clause "(b)" of this Section 2.4 do not have notes) and present fairly the financial position of the Sellers as of the respective dates thereof and the results of operations and cash flows of the Sellers for the periods covered thereby.

         2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Disclosure Schedule, since December 31, 1998:

                  (a) there has not been any adverse change in, and no event has occurred that might have an adverse effect on, the business, condition, assets, liabilities, operations, financial performance, net income or prospects of the Sellers;

                  (b) there has not been any loss, damage or destruction to, or any interruption in the use of, any of the assets of the Sellers (whether or not covered by insurance);

                  (c) the Sellers have not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any interest or other securities, or (ii) repurchased, redeemed or otherwise reacquired any interest or other securities;

                  (d) the Sellers have not sold or otherwise transferred, or leased or licensed, any asset (including without limitation any Proprietary Asset) to any other Person;

                  (e) the Sellers have not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

                  (f) the Sellers have not made any loan or advance to any other Person;

                  (g) the Sellers have not (i) established or adopted any Employee Benefit Plan, or (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fees, fringe benefits or other compensation or remuneration payable to, any of their directors, officers, employees or independent contractors;

                  (h) there has been no amendment or termination of any Contract by which the Sellers or any of the assets owned or used by the Sellers is or was bound, or under which the Sellers have or had any rights or interest;

                  (i) the Sellers have not incurred, assumed or otherwise become subject to any Liability;

                  (j) the Sellers have not discharged any Encumbrance or discharged or paid any indebtedness or other Liability, except for accounts payable that are reflected as current liabilities in the "liabilities" column of the Unaudited Interim Balance Sheet;

                  (k) the Sellers have not forgiven any debt or otherwise released or waived any right or claim; and

                  (l) the Sellers have not agreed, committed or offered (in writing or otherwise) to take any of the actions referred to in clauses "(c)" through "(k)" above.

         2.6 TITLE TO ASSETS. The Sellers own, and have good and valid title to, all of the assets purported to be owned by them, including: all assets reflected on the Unaudited Interim Balance Sheet; all assets acquired by the Sellers since October 31, 1999; all assets referred to in Parts 2.8, 2.11, 2.10 and 2.14 of the Disclosure Schedule; all rights of the Sellers under Sellers Contracts; and all other assets reflected in the books and records of the Sellers as being owned by the Sellers. Except as set forth in Part 2.6 of the Disclosure Schedule, all of said assets are owned by the Sellers free and clear of any Encumbrances. Part 2.6 of the Disclosure Schedule identifies all of the assets that are being leased or licensed to the Sellers. The Assets will collectively constitute, as of the Closing Date, all of the properties, rights, interests and other tangible and intangible assets necessary to enable the Sellers to conduct their business in the manner in which such business is currently being conducted and in the manner in which such business is proposed to be conducted.

         2.7 CUSTOMERS; DISTRIBUTORS. Part 2.7 of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer or other Person that (together which such customer's or other Person's affiliates) accounted for (i) more than $25,000 of the gross revenues of the Sellers in 1997, 1998 or 1999, or (ii) more than $25,000 of the gross revenues of the Sellers in the first ten (10) months of 1999. Neither the Sellers nor any General Partner has received any notice or other communication (in writing or otherwise), and neither the Sellers nor any General Partner has received any other information, indicating that any customer or other Person identified or required to be identified in Part 2.7 of the Disclosure Schedule may cease dealing with the Sellers or may otherwise reduce the volume of business transacted by such Person with the Sellers below historical levels. Neither the Sellers nor any General Partner has received any notice or other communication (in writing or otherwise), or has received any other information, indicating that any distributor of any of the Sellers' products may cease acting as a distributor of such products or otherwise dealing with the Sellers.

         2.8 EQUIPMENT, ETC. Part 2.8 of the Disclosure Schedule accurately identifies all equipment, materials, prototypes, tools, supplies, vehicles, furniture, fixtures, improvements and other tangible assets owned by the Sellers, and accurately sets forth the date of acquisition, original cost and book value of each of said assets. Part 2.8 of the Disclosure Schedule also accurately identifies all tangible assets leased to the Sellers. Each asset identified or required to be identified in Part 2.8 of the Disclosure Schedule:
(i) is structurally sound, free of defects and deficiencies and in good condition and repair (ordinary wear and tear excepted); (ii) complies in all respects with, and is being operated and otherwise used in full compliance with, all applicable Legal Requirements; and (iii) is adequate and appropriate for the uses to which it is being put.

The assets identified in Part 2.8 of the Disclosure Schedule are adequate for the conduct of the business of the Sellers in the manner in which such business is currently being conducted and in the manner in which such business is proposed to be conducted.

         2.9 REAL PROPERTY. The Sellers do not own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.9 of the Disclosure Schedule. Part 2.9 of the Disclosure Schedule provides an accurate and complete description of the premises covered by said leases and the facilities located on such premises. The Sellers enjoy peaceful and undisturbed possession of such premises.

         2.10 PROPRIETARY ASSETS.

                  (a) Part 2.10(a)(1) of the Disclosure Schedule identifies and provides a brief description of all Proprietary Assets owned by the Sellers.
Part 2.10(a)(2) of the Disclosure Schedule identifies and provides a brief description of each Proprietary Asset that is owned by any other Person and that is licensed to or used by the Sellers (except for any Proprietary Asset that is licensed to the Sellers under any third party software license that (1) is generally available to the public, and (2) imposes no future monetary obligation on the Sellers) and identifies the license agreement or other agreement under which such Proprietary Asset is being licensed to or used by the Sellers. The Sellers have good and valid title to all of the Proprietary Assets identified in
Part 2.10(a)(1) of the Disclosure Schedule, free of any Encumbrances, and have a valid right to use and otherwise exploit, and to license others to use and otherwise exploit, all Proprietary Assets identified in Part 2.10(a)(2) of the Disclosure Schedule. Except as set forth in Part 2.10(a)(3) of the Disclosure Schedule, the Sellers are not obligated to make any payment to any Person for the use or other exploitation of any Proprietary Asset. Except as set forth in
Part 2.10(a)(4) of the Disclosure Schedule, the Sellers are free to use, modify, copy, distribute, sell, license or otherwise exploit each of the Sellers Proprietary Assets on an exclusive basis (other than Proprietary Assets consisting of software licensed to the Sellers under third party licenses generally available to the public, with respect to which the Sellers' rights are not exclusive).

                  (b) The Sellers have taken all reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Sellers Proprietary Assets and otherwise to maintain and protect the value of all Sellers Proprietary Assets. The Sellers have not disclosed or delivered or permitted to be disclosed or delivered to any Person, and no Person (other than the Sellers) has access to or has any rights with respect to, the source code, or any portion or aspect of the source code, of any Sellers Proprietary Asset, except as set forth in Part 2.10(b) of the Disclosure Schedule.

                  (c) All patents, trademarks, service marks and copyrights that are registered with any Governmental Body and held by the Sellers are valid and subsisting. None of the Sellers Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. The Sellers are not infringing, misappropriating or making any unlawful use of, and the Sellers have not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best of the knowledge of the Sellers and the General Partners, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Sellers Proprietary Asset.

                  (d) The Proprietary Assets constitute all the Proprietary Assets necessary to enable the Sellers to conduct their business in the manner in which such business is being conducted and in the manner in which such business is proposed to be conducted. The Sellers have not licensed any of the Sellers Proprietary Assets to any Person on an exclusive basis. The Sellers have not entered into any covenant not to compete or Contract limiting their ability to exploit fully any of the Sellers Proprietary Assets or to transact business in any market or geographical area or with any Person.

                  (e) Except as set forth in Part 2.10(e) of the Disclosure Schedule, the Sellers have not entered into and are not bound by any Contract under which any Person has the right to distribute or license any Proprietary Asset. The Sellers have not disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person, of the source code, or any portion or aspect of the source code, or any proprietary information or algorithm contained in any source code, of any Proprietary Asset. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the disclosure or delivery to any Person of the source code, or any portion or aspect of the source code, or any proprietary information or algorithm contained in any source code, of any Proprietary Asset.

                  (f) To the Sellers' knowledge, (i) all of the products manufactured by the Sellers and all of the Proprietary Assets developed and licensed by Sellers are able to accurately process date data, including but not limited to calculating, comparing and sequencing from, into and between the twentieth century (through year 1999), the year 2000 and the twenty-first century, including leap year calculations, and (ii) the computer systems and software owned or licensed by the Sellers have performed successfully in connection with year 2000 compliance testing.

         2.11 CONTRACTS.

                  (a) Part 2.11 of the Disclosure Schedule identifies and provides an accurate and complete description of all Sellers' Contracts. The Sellers have delivered to the Purchaser accurate and complete copies of all Contracts identified in Part 2.11 of the Disclosure Schedule, including all amendments thereto. Each Sellers Contract is valid and in full force and effect.

                  (b) Except as set forth in Part 2.11 of the Disclosure
Schedule: (i) no Person has violated or breached, or declared or committed any default under, any Sellers Contract; (ii) no event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time) (A) result in a violation or breach of any of the provisions of any Sellers Contract, (B) give any Person the right to declare a default or exercise any remedy under any Sellers Contract, (C) give any Person the right to accelerate the maturity or performance of any Sellers Contract, or (D) give any Person the right to cancel, terminate or modify any Sellers Contract; (iii) the Sellers have not received any notice or other communication (in writing or otherwise) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Sellers Contract; and (iv) the Sellers have not waived any right under any Sellers Contract.

                  (c) To the best of the knowledge of the Sellers and the General Partners, each Person against which the Sellers have or may acquire any rights under any Sellers Contract is solvent and is able to satisfy all of such Person's current and future monetary obligations and other obligations and Liabilities thereunder.

                  (d) Except as set forth in Part 2.11 of the Disclosure Schedule, the Sellers have never guaranteed or otherwise agreed to cause, insure or become liable for, and the Sellers have never pledged any of their assets to secure, the performance or payment of any obligation or other Liability of any other Person.

                  (e) The performance of the Sellers Contracts will not result in any violation of or failure to comply with any Legal Requirement.

                  (f) No Person is renegotiating, or has the right to renegotiate, any amount paid or payable to the Sellers under any Sellers Contract or any other term or provision of any Sellers Contract.

                  (g) The Sellers have no knowledge of any basis upon which any party to any Sellers Contract may object to (i) the assignment to the Purchaser of any right under such Sellers Contract, or (ii) the delegation to or performance by the Purchaser of any obligation under such Sellers Contract.

                  (h) The Contracts identified in Part 2.11 of the Disclosure Schedule collectively constitute all of the Contracts necessary to enable the Sellers to conduct their business in the manner in which such business is currently being conducted and in the manner in which such business is proposed to be conducted.

                  (i) Part 2.11 of the Disclosure Schedule identifies and provides an accurate and complete description of each proposed Contract as to which any bid, offer, written proposal, term sheet or similar document has been submitted or received by the Sellers.

         2.12 LIABILITIES; MAJOR SUPPLIERS.

                  (a) Except as set forth in Part 2.12 of the Disclosure Schedule, the Sellers have no Liabilities, except for: (i) liabilities identified as such in the "liabilities" columns of the Unaudited Interim Balance Sheet; and (ii) obligations under the Contracts listed in Part 2.11 of the Disclosure Schedule, to the extent that the existence of such obligations is ascertainable solely by reference to such Contracts.

                  (b) Part 2.12 of the Disclosure Schedule: (i) provides an accurate and complete breakdown and aging of the accounts payable of the Sellers as of October 31, 1999; (ii) provides an accurate and complete breakdown of any customer deposits or other deposits held by the Sellers as of the Closing Date; and (iii) provides an accurate and complete breakdown of all notes payable and other indebtedness of the Sellers as of the Closing Date.

                  (c) Except as set forth in Part 2.12 of the Disclosure Schedule, the Sellers have not paid, and the Sellers are not and will not become liable for the payment of, any fees, costs or expenses of the type referred to in Section 11.3(a).

                  (d) Part 2.12 of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the amounts paid to, each supplier or other Person that (together which such Person's affiliates) received (i) more than $25,000 in the aggregate from the Sellers in 1997 or 1998, or (ii) more than $25,000 in the aggregate from the Sellers in the first ten (10) months of 1999.

                  (e) The Sellers have not, at any time, (i) made a general assignment for the benefit of creditors, (ii) filed, or had filed against them, any bankruptcy petition or similar filing, (iii) suffered the attachment or other judicial seizure of all or a substantial portion of their assets, (iv) admitted in writing their inability to pay their debts as they become due, (v) been convicted of, or pleaded guilty or no contest to, any felony, or (vi) taken or been the subject of any action that may have an adverse effect on their ability to comply with or perform any of their covenants or obligations under any of the Transactional Agreements.

         2.13 COMPLIANCE WITH LEGAL REQUIREMENTS. Except as set forth in Part
2.13 of the Disclosure Schedule: (a) the Sellers are in full compliance with each Legal Requirement that is applicable to them or to the conduct of their business or the ownership or use of any of their assets; (b) the Sellers have at all times been in full compliance with each Legal Requirement that is or was applicable to them or to the conduct of their business or the ownership or use of any of their assets; (c) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by the Sellers of, or a failure on the part of the Sellers to comply with, any Legal Requirement; and
(d) the Sellers have not received, at any time, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible or potential obligation on the part of the Sellers to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature. The General Partners and the Sellers have delivered to the Purchaser an accurate and complete copy of each report, study, survey or other document to which the General Partners or the Sellers have access that addresses or otherwise relates to the compliance of the Sellers with, or the applicability to the Sellers of, any Legal Requirement. To the best of the knowledge of the Sellers and the General Partners, no Governmental Body has proposed or is considering any Legal Requirement that, if adopted or otherwise put into effect, (i) may have an adverse effect on the business, condition, assets, liabilities, operations, financial performance, net income or prospects of the Sellers or on the ability of the General Partners or the Sellers to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

         2.14 GOVERNMENTAL AUTHORIZATIONS. Part 2.14 of the Disclosure Schedule identifies: (a) each Governmental Authorization that is held by the Sellers; and
(b) each other Governmental Authorization that, to the best of the knowledge of each of the General Partners and the Sellers, is held by any employee of the Sellers and relates to or is useful in connection with the business of the Sellers. The General Partners and the Sellers have delivered to the Purchaser accurate and complete copies of all of the Governmental Authorizations identified in Part 2.14 of the Disclosure Schedule, including all renewals thereof and all amendments thereto. Each Governmental Authorization identified or required to be identified in Part 2.14 of the Disclosure Schedule is valid and in full force and effect. Except as set forth in Part 2.14 of the Disclosure Schedule: (i) the Sellers are and have at all times been in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 2.14 of the Disclosure Schedule; (ii) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization identified or required to be identified in Part 2.14 of the Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization identified or required to be identified in Part 2.14 of the Disclosure Schedule;
(iii) the Sellers have never received any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding
(A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization; and
(iv) all applications required to have been filed for the renewal of the Governmental Authorizations required to be identified in Part 2.14 of the Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and each other notice or filing required to have been given or made with respect to such Governmental Authorizations has been duly given or made on a timely basis with the appropriate Governmental Body. The Governmental Authorizations identified in Part 2.14 of the Disclosure Schedule constitute all of the Governmental Authorizations necessary (i) to enable the Sellers to conduct their business in the manner in which such business is currently being conducted and in the manner in which such business is proposed to be conducted, and (ii) to permit the Sellers to own and use their assets in the manner in which they are currently owned and used and in the manner in which they are proposed to be owned and used.

         2.15 TAX MATTERS.

                  (a) Each Tax required to have been paid, or claimed by any Governmental Body to be payable, by the Sellers has been duly paid in full on a timely basis. Any Tax required to have been withheld or collected by the Sellers has been duly withheld and collected; and (to the extent required) each such Tax has been paid to the appropriate Governmental Body.

                  (b) Part 2.15 of the Disclosure Schedule accurately identifies each examination or audit of any Tax Return of the Sellers that has been conducted since January 1, 1997. The General Partners and the Sellers have delivered to the Purchaser accurate and complete copies of all audit reports and similar documents (to which any General Partner or the Sellers have access) relating to such Tax Returns.

                  (c) Except as set forth in Part 2.15 of the Disclosure Schedule, no claim or other

Proceeding is pending or has been threatened against or with respect to the Sellers in respect of any Tax. There are no unsatisfied Liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Sellers. The Sellers have not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code.

                  (d) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Sellers that, individually or collectively, could give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code.

                  (e) The General Partners and the Sellers have delivered to (or made available for inspection by) the Purchaser accurate and complete copies of all Tax Returns that have been filed on behalf of or with respect to the Sellers since January 1, 1997. The information contained in such Tax Returns is accurate and complete in all respects.

         2.16 EMPLOYEE AND LABOR MATTERS.

                  (a) Part 2.16 of the Disclosure Schedule accurately sets forth, with respect to each employee of the Sellers (including any employee who is on a leave of absence or on layoff status): (i) the name and title of such employee; (ii) the aggregate dollar amounts of the compensation (including wages, salary, commissions, director's fees, fringe benefits, bonuses, profit-sharing payments and other payments or benefits of any type) received by such employee from the Sellers with respect to services performed in 1998 and with respect to services performed in 1999; (iii) such employee's annualized compensation as of the Closing Date; (iv) the number of hours of sick-time which such employee has accrued as of the date hereof and the aggregate dollar amount thereof; and (v) the number of hours of vacation time which such employee has accrued as of the date hereof and the aggregate dollar amount thereof.

                  (b) Part 2.16 of the Disclosure Schedule accurately identifies each former employee of the Sellers who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits from the Sellers relating to such former employee's employment with the Sellers; and Part 2.16 of the Disclosure Schedule accurately describes such benefits.

                  (c) Except as set forth in Part 2.16 of the Disclosure Schedule, the Sellers are not a party to or bound by, and have never been a party to or bound by, any employment contract or any union contract, collective bargaining agreement or similar Contract.

                  (d) The employment of the employees of the Sellers is terminable by the Sellers at will and no employee is entitled to severance pay or other benefits following termination or resignation, except as otherwise provided by law. The General Partners and the Sellers have delivered to the Purchaser accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the current and former employees of the Sellers.

                  (e) Except as set forth in Part 2.16 of the Disclosure Schedule, to the best of the knowledge of the Sellers and the General Partners:
(i) no employee of the Sellers intends to terminate his employment; (ii) no employee of the Sellers has received an offer to join a business that may be competitive with the business of the Sellers; and (iii) no employee of the Sellers is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have an adverse effect on (A) the performance by such employee of any of his duties or responsibilities as an employee of the Sellers or as an employee of the Purchaser, or (B) the business of the Sellers or the Purchaser.

                  (f) The Sellers are not engaged in any unfair labor practice of any nature. There has never been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting the Sellers or any of their employees, and no Person has threatened to commence any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute.

                  (g) Part 2.16 of the Disclosure Schedule sets forth the name of, and a general description of the services performed by, each independent contractor to whom the Sellers have made any payment since January 1, 1997.

         2.17 BENEFIT PLANS; ERISA.

                  (a) Part 2.17 of the Disclosure Schedule identifies and provides an accurate and complete description of each Plan. The Sellers have never established, adopted, maintained, sponsored, contributed to, participated in or incurred any Liability with respect to any Employee Benefit Plan, except for the Plans identified in Part 2.17 of the Disclosure Schedule; and the Sellers have never provided or made available any fringe benefit or other benefit of any nature to any of their employees, except as set forth in Part
2.17 of the Disclosure Schedule.

                  (b) No Plan: (i) provides or provided any benefit guaranteed by the Pension Benefit Guaranty Corporation; (ii) is or was a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA; or (iii) is or was subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA. There is no Person that (by reason of common control or otherwise) is or has at any time been treated together with the Sellers as a single employer within the meaning of Section 414 of the Code.

                  (c) The General Partners and the Sellers have caused to be delivered to the Purchaser, with respect to each Plan: (i) an accurate and complete copy of such Plan and all amendments thereto (including any amendment that is scheduled to take effect in the future); (ii) an accurate and complete copy of each Contract (including any trust agreement, funding agreement, service provider agreement, insurance agreement, investment management agreement or recordkeeping agreement) relating to such Plan; (iii) an accurate and complete copy of any description, summary, notification, report or other document that has been furnished to any employee of the Sellers with respect to such Plan;
(iv) an accurate and complete copy of any form, report, registration statement or other document that has been filed with or submitted to any Governmental Body with respect to such Plan; and (v) an accurate and complete copy of any determination letter, notice or other document that has been issued by, or that has been received by the Sellers from, any Governmental Body with respect to such Plan.

                  (d) Each Plan is being and has at all times been operated and administered in full compliance with the provisions thereof. Each contribution or other payment that is required to have been accrued or made under or with respect to any Plan has been duly accrued and made on a timely basis. Each Plan has at all times complied and been operated and administered in full compliance with all applicable reporting, disclosure and other requirements of ERISA and the Code and all other applicable Legal Requirements. The Sellers have never incurred any Liability to the Internal Revenue Service or any other Governmental Body with respect to any Plan; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) give rise directly or indirectly to any such Liability. Neither the Sellers nor any Person that is or was an administrator or fiduciary of any Plan (or that acts or has acted as an agent of the Sellers or any such administrator or fiduciary) has engaged in any transaction or has otherwise acted or failed to act in a manner that has subjected or may subject the Sellers to any Liability for breach of any fiduciary duty or any other duty. No Plan, and no Person that is or was an administrator or fiduciary of any Plan (or that acts or has acted as an agent of any such administrator or fiduciary): (i) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code; (ii) has failed to perform any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA; or (iii) has taken any action that (A) may subject such Plan or such Person to any Tax, penalty or Liability relating to any "prohibited transaction," or (B) may directly or indirectly give rise to or serve as a basis for the assertion (by any employee or by any other Person) of any claim under, on behalf of or with respect to such Plan.

                  (e) No inaccurate or misleading representation, statement or other communication has been made or directed (in writing or otherwise) to any current or former employee of the Sellers (i) with respect to such employee's participation, eligibility for benefits, vesting, benefit accrual or coverage under any Plan or with respect to any other matter relating to any Plan, or (ii) with respect to any proposal or intention on the part of the Sellers to establish or sponsor any Employee Benefit Plan or to provide or make available any fringe benefit or other benefit of any nature.

                  (f) The Sellers have not advised any of their employees (in writing or otherwise) that they intend or expect to establish or sponsor any Employee Benefit Plan or to provide or make available any fringe benefit or other benefit of any nature in the future.

         2.18 ENVIRONMENTAL MATTERS.

                  (a) The Sellers are not liable or potentially liable for any response cost or natural resource damages under Section 107(a) of CERCLA, or under any other so-called "superfund" or "superlien" law or similar Legal Requirement, at or with respect to any site.

                  (b) The Sellers have never received any notice or other communication (in writing or otherwise) from any Governmental Body or other Person regarding any actual, alleged, possible or potential Liability arising from or relating to the presence, generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release, emission or disposal of any Hazardous Material. No Person has ever commenced or threatened to commence any contribution action or other Proceeding against the Sellers in connection with any such actual, alleged, possible or potential Liability; and no event has occurred, and no condition or circumstance exists, that may directly or indirectly give rise to, or result in the Sellers becoming subject to, any such Liability.

                  (c) Except as set forth in Part 2.18 of the Disclosure Schedule, the Sellers have never generated, manufactured, produced, transported, imported, used, treated, refined, processed, handled, stored, discharged, released or disposed of any Hazardous Material (whether lawfully or unlawfully). Except as set forth in Part 2.18 of the Disclosure Schedule, the Sellers have never permitted (knowingly or otherwise) any Hazardous Material to be generated, manufactured, produced, used, treated, refined, processed, handled, stored, discharged, released or disposed of (whether lawfully or unlawfully): (i) on or beneath the surface of any real property that is, or that has at any time been, owned by, leased to, controlled by or used by the Sellers; (ii) in or into any surface water, groundwater, soil or air associated with or adjacent to any such real property; or (iii) in or into any well, pit, pond, lagoon, impoundment, ditch, landfill, building, structure, facility, improvement, installation, equipment, pipe, pipeline, vehicle or storage container that is or was located on or beneath the surface of any such real property or that is or has at any time been owned by, leased to, controlled by or used by the Sellers.

                  (d) All property that is owned by, leased to, controlled by or used by the Sellers, and all surface water, groundwater, soil and air associated with or adjacent to such property: (i) is in clean and healthful condition; (ii) is free of any Hazardous Material and any harmful chemical or physical conditions; and (iii) is free of any environmental contamination of any nature.

                  (e) Each storage tank or other storage container that is or has been owned by, leased to, controlled by or used by the Sellers, or that is located on or beneath the surface of any real property owned by, leased to, controlled by or used by the Sellers: (i) is in sound condition; and (ii) has been demonstrated by accepted testing methodologies to be free of any corrosion or leaks.

         2.19 PERFORMANCE OF SERVICES. All services that have been performed on behalf of the Sellers were performed properly and in full conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements. The Purchaser will not incur or otherwise become subject to any Liability arising directly or indirectly from any services performed by the Sellers. There is no claim pending or being threatened against the Sellers relating to any services performed by the Sellers, and, to the best of the knowledge of the General Partners and the Sellers, there is no basis for the assertion of any such claim.

         2.20 INSURANCE.

                  (a) Part 2.20 of the Disclosure Schedule accurately sets forth with respect to each insurance policy maintained by or at the expense of, or for the direct or indirect benefit of, the Sellers, a description of any claims pending, and any claims that have been asserted in the past, with respect to such policy or any predecessor insurance policy. Part 2.20 of the Disclosure Schedule also identifies each self-insurance or risk-sharing arrangement affecting the Sellers or any of the assets of the Sellers and all material risks for which the Sellers do not maintain insurance coverage. The General Partners and the Sellers have delivered to the Purchaser accurate and complete copies of all of the insurance policies identified in Part 2.20 of the Disclosure Schedule (including all renewals thereof and endorsements thereto). Each of the policies identified in
Part 2.21 of the Disclosure Schedule is valid, enforceable and in full force and effect. All of the information contained in the applications submitted in connection with said policies was (at the times said applications were submitted) accurate and complete, and all premiums and other amounts owing with respect to said policies have been paid in full on a timely basis.

                  (b) Part 2.20 of the Disclosure Schedule identifies each insurance claim made by the Sellers since January 1, 1997. To the knowledge of the Sellers, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such insurance claim.

         2.21 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.21 of the Disclosure Schedule: (a) no Related Party has any direct or indirect interest of any nature in any of the assets of the Sellers; (b) no Related Party is, or has at any time since January 1, 1997 been, indebted to the Sellers; (c) since January 1, 1997, no Related Party has entered into, or has had any direct or indirect financial interest in, any Sellers Contract, transaction or business dealing of any nature involving the Sellers; (d) no Related Party is competing, or has at any time since January 1, 1997 competed, directly or indirectly, with the Sellers; (e) no Related Party has any claim or right against the Sellers; and (f) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Related Party against the Sellers.

         2.22 CERTAIN PAYMENTS, ETC. The Sellers and the General Partners have not, and no officer, employee, agent or other Person associated with or acting for or on behalf of the Sellers or the General Partners has, at any time, directly or indirectly: (a) used any corporate funds (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity, (ii) to make any unlawful payment to any governmental official or employee, or (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature; (b) made any false or fictitious entry, or failed to make any entry that should have been made, in any of the books of account or other records of the Sellers; (c) made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any Person; (d) performed any favor or given any gift which was not deductible for federal income tax purposes; (e) made any payment (whether or not lawful) to any Person, or provided (whether lawfully or unlawfully) any favor or anything of value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for (i) favorable treatment in securing business, or (ii) any other special concession; or (f) agreed, committed or offered (in writing or otherwise) to take any of the actions described in clauses "(a)" through "(e)" above.

         2.23 PROCEEDINGS; ORDERS. Except as set forth in Part 2.23 of the Disclosure Schedule, there is no pending Proceeding, and no Person has threatened to commence any Proceeding: (i) that involves the Sellers or the General Partners or that otherwise relates to or might affect the business of the Sellers or any of the Assets (whether or not the Sellers are named as a party thereto); or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions. Except as set forth in Part 2.23 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding. Except as set forth in Part 2.23 of the Disclosure Schedule, no Proceeding has ever been commenced by or against the Sellers. The General Partners and the Sellers have delivered to the Purchaser accurate and complete copies of all pleadings, correspondence and other written materials (to which any of the General Partners or the Sellers have access) that relate to the Proceedings identified in Part 2.23 of the Disclosure Schedule. There is no Order to which the Sellers, or any of the assets owned or used by the Sellers, is subject; and none of the General Partners or any other Related Party is subject to any Order that relates to the Sellers' business or to any of the assets of the Sellers. To the best of the knowledge of the Sellers and the General Partners, no employee of the Sellers is subject to any Order that may prohibit such employee from engaging in or continuing any conduct, activity or practice relating to the business of the Sellers. There is no proposed Order that, if issued or otherwise put into effect, (i) may have an adverse effect on the business, condition, assets, liabilities, operations, financial performance, net income or prospects of the Sellers or on the ability of any General Partner or the Sellers to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

         2.24 AUTHORITY; BINDING NATURE OF AGREEMENTS.

                  (a) The Sellers and the General Partners have the absolute and unrestricted right, power and authority to enter into and to perform their obligations under each of the Transactional Agreements to which they are or may become a party; and the execution, delivery and performance by the Sellers of the Transactional Agreements to which they are or may become a party have been duly authorized by all necessary action on the part of the Sellers, the General Partners, the boards of directors, the shareholders and officers. This Agreement constitutes the legal, valid and binding obligation of the Sellers, enforceable against the Sellers in accordance with its terms. Upon the execution of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements to which the Sellers are a party will constitute the legal, valid and binding obligation of the Sellers and will be enforceable against the Sellers in accordance with its terms.

                  (b) Each of the General Partners has the absolute and unrestricted right, power and capacity to enter into and to perform his obligations under each of the Transactional Agreements to which he is or may become a party. This Agreement constitutes the legal, valid and binding obligation of each of the General Partners, enforceable against each of the General Partners in accordance with its terms. Upon the execution of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements to which any of the General Partners is a party will constitute the legal, valid and binding obligation of such General Partner and will be enforceable against such General Partner in accordance with its terms.

         2.25 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.25 of the Disclosure Schedule, neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time):

                  (a) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any of the General Partners or the Sellers, or any of the assets of the Sellers, is subject;

                  (b) cause the Purchaser or any affiliate of the Purchaser to become subject to, or to become liable for the payment of, any Tax;

                  (c) cause any of the Assets to be reassessed or revalued by any taxing authority or other Governmental Body;

                  (d) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is to be included in the Assets or is held by the Sellers or any employee of the Sellers;

                  (e) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Contract;

                  (f) give any Person the right to (i) declare a default or exercise any remedy under any Contract, (ii) accelerate the maturity or performance of any Contract, or (iii) cancel, terminate or modify any Contract; or

                  (g) result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets.

Except as set forth in Part 2.25 of the Disclosure Schedule, neither the Sellers nor any General Partner was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions.

         2.26 BROKERS. Neither the Sellers nor any General Partner has agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

         2.27 THE GENERAL PARTNERS.

                  (a) No General Partner has ever (i) made a general assignment for the benefit of creditors, (ii) filed, or had filed against such General Partner, any bankruptcy petition or similar filing, (iii) suffered the attachment or other judicial seizure of all or a substantial portion of such General Partner's assets, (iv) admitted in writing such General Partner's inability to pay his or her debts as they become due, or (v) taken or been the subject of any action that may have an adverse effect on his ability to comply with or perform any of his covenants or obligations under any of the Transactional Agreements.

                  (b) No General Partner is subject to any Order or is bound by any Contract that may have an adverse effect on his ability to comply with or perform any of his or her covenants or obligations under any of the Transactional Agreements. There is no Proceeding pending, and no Person has threatened to commence any Proceeding, that may have an adverse effect on the ability of any General Partner to comply with or perform any of his covenants or obligations under any of the Transactional Agreements. No event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

                  (c) The General Partners own, and have good and valid title to, their general partnership interests in the Partnership and their shares in the Corporation and TSC free and clear of all Encumbrances.

         2.28 FULL DISCLOSURE. None of the Transactional Agreements contains or will contain any untrue statement of fact; and none of the Transactional Agreements omits or will omit to state any fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading. All of the information set forth in the Disclosure Schedule, and all other information regarding the Sellers and their business, condition, assets, liabilities, operations, financial performance, net income and prospects that has been furnished to the Purchaser or any of the Purchaser's Representatives by or on behalf of any General Partner or the Sellers or by any Representative of any General Partner or of the Sellers, is accurate and complete in all respects.

3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

         The Purchaser represents and warrants, to and for the benefit of the Sellers, as follows:

         3.1 CORPORATE EXISTENCE AND POWER. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate power required to conduct its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified would not have a material adverse effect on Purchaser's business, financial condition or results of operations.

         3.2 AUTHORITY; BINDING NATURE OF AGREEMENTS. The Purchaser has the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery of this Agreement by the Purchaser have been duly authorized by all necessary action on the part of the Purchaser and its board of directors. The Purchaser has the absolute and unrestricted right, power and authority to enter into and perform its obligations under the Escrow Agreement and the Assumption Agreement, and the execution, delivery and performance of the Escrow Agreement and the Assumption Agreement by the Purchaser have been duly authorized by all necessary action on the part of the Purchaser and its board of directors. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms. Upon the execution and delivery of the Escrow Agreement and the Assumption Agreement at the Closing, the Escrow Agreement and the Assumption Agreement will constitute the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms.

         3.3 BROKERS. The Purchaser has not become obligated to pay, and has not taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

         3.4 NO CONFLICT; CONSENTS. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Purchaser are not prohibited by, and will not violate or conflict with, any provision of the certificate of incorporation or bylaws of Purchaser, or of any Legal Requirement or any provision of any Contract to which Purchaser is a party, except where any of the foregoing would not have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operation, of Purchaser. No Consent of any Governmental Body is necessary on the part of Purchaser for the consummation by Purchaser of the transactions contemplated by this Agreement.

         3.5 VALID ISSUANCE. The Shares to be issued in the Transactions will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

4. PRE-CLOSING COVENANTS OF THE SELLERS AND THE GENERAL PARTNERS

         4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Closing Date or earlier termination of this Agreement pursuant to the provisions of Section 8.1 (the "Pre-Closing Period"), the Sellers shall, and shall cause their Representatives to: (a) provide Purchaser and Purchaser's Representatives with reasonable access to the Sellers' Representatives, personnel and assets and to all existing books, records, tax returns, work papers and other documents and information relating to the Sellers; and (b) provide Purchaser and Purchaser's Representatives with copies of such existing books, records, tax returns, work papers and other documents and information relating to the Sellers, and with such additional financial, operating and other data and information regarding the Sellers, as Purchaser may reasonably request.

         4.2 OPERATION OF THE BUSINESS OF THE SELLERS. Without the prior written consent of Purchaser, during the Pre-Closing Period:

                  (a) the Sellers shall conduct their business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement (except that no Seller may grant any licenses to any Proprietary Asset without Purchaser's prior written consent, which may be withheld in Purchaser's sole discretion);

                  (b) the Sellers shall use commercially reasonable efforts to preserve intact their current business organization, keep available the services of their current officers and employees and maintain their relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Sellers;

                  (c) the Sellers shall keep in full force all insurance policies identified in Part 2.20 of the Disclosure Schedule;

                  (d) except as contemplated by this Agreement, the Sellers shall not amend or permit the adoption of any amendment to the certificate of incorporation or bylaws of the Sellers, or effect or permit the Sellers to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                  (e) the Sellers shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

                  (f) the Sellers shall not (i) enter into, or permit any of the assets owned or used by them to become bound by, any Contract or (ii) amend or prematurely terminate, or waive any material right or remedy under, any Contract;

                  (g) the Sellers shall not (i) establish, adopt or amend any Employee Benefit Plan or (ii) hire any new employee;

                  (h) the Sellers shall not commence or settle any Legal Proceeding; and

                  (i) the Sellers shall not agree or commit to take any of the actions described in clauses "(d)" through "(h)" above.

4.3      NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE.

                  (a) During the Pre-Closing Period, the Sellers shall promptly notify Purchaser in writing of: (i) the discovery by the Sellers of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes in any material respect an inaccuracy in or breach of any representation or warranty made by the Sellers in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute in any material respect an inaccuracy in or breach of any representation or warranty made by the Sellers in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any breach of any covenant or obligation of the Sellers; and (iv) any event, condition, fact or circumstance that would make the satisfaction of any of the conditions set forth in Article 6 impossible or unlikely on or prior to the Closing Date.

                  (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Sellers shall promptly deliver to Purchaser an update to the Disclosure Schedule specifying such change. Except as expressly set forth in this Agreement, no such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Sellers in this Agreement or (ii) determining whether any of the conditions set forth in Article 6 has been satisfied.

4.4 NO NEGOTIATION. During the Pre-Closing Period, the Sellers and the General Partners shall not, directly or indirectly:

                  (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Purchaser) relating to a possible Acquisition Transaction;

                  (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than the Purchaser or the Purchaser's representatives) relating to or in connection with a possible Acquisition Transaction; or

                  (c) consider, entertain or accept any proposal or offer from any Person (other than Purchaser) relating to a possible Acquisition Transaction.

The Sellers and the General Partners shall promptly notify Purchaser in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Sellers, the General Partners or any of their Affiliates or Representatives during the Pre-Closing Period.

         4.5 FILINGS AND CONSENTS. As promptly as practicable after the execution of this Agreement, the Sellers (a) shall make all filings, if any, and give all notices, if any, required to be made and given by such party in connection with the Transactions and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all Consents, if any, required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Transactions and the other transactions contemplated by this Agreement. The Sellers shall (upon request) promptly deliver to Purchaser a copy of each such filing made, each such notice given and each such Consent obtained by the Sellers during the Pre-Closing Period.

         4.6 SELLERS SHAREHOLDERS' MEETING. The Sellers shall, in accordance with their charter documents and the applicable requirements of the California General Corporation Law and applicable partnership laws, call and hold a special meeting of their shareholders as promptly as practicable for the purpose of permitting them to consider and to vote upon and approve the Transactions and this Agreement (the "Sellers Shareholders' Meeting"). As promptly as practicable, the Sellers shall use their best efforts (i) to solicit from each of such shareholders a proxy in favor of the approval of the Transactions and this Agreement, (ii) to cause each of such shareholders who is not an "accredited investor" (as defined in Rule 501 under the Securities Act) to identify a "purchaser representative" (as defined in Rule 501 under the Securities Act) in connection with evaluating the merits and risks of investing in Purchaser Common Stock and (iii) to cause each of such shareholders to execute and deliver to Purchaser a Stockholder Representation Letter in the form of EXHIBIT E hereto. In lieu of calling and holding the Sellers Shareholders' Meeting, the Sellers may solicit written consents in accordance with their charter documents and the applicable requirements of the California General Corporation Law and applicable partnership laws.

         4.7 PUBLIC ANNOUNCEMENTS. During the Pre-Closing Period, the Sellers shall not (and the Sellers shall not permit any of their Representatives to) issue any press release or make any public statement regarding this Agreement or the Transaction, or regarding any of the other transactions contemplated by this Agreement, without Purchaser's prior written consent.

         4.8 BEST EFFORTS. During the Pre-Closing Period, the Sellers shall use best efforts to cause the conditions set forth in Article 6 to be satisfied on a timely basis.

         4.9 EMPLOYEE AND RELATED MATTERS. Each General Partner shall execute and deliver to the Purchaser a Noncompetition Agreement and a Release.

         4.10 PROTECTION OF PROPRIETARY ASSETS. The Sellers and the General Partners shall use best efforts to cause all current and former employees, consultants and independent contractors that are or were involved in the creation, invention, research or development of the Sellers Proprietary Assets, to execute and deliver to the Sellers and Purchaser an agreement that is substantially identical to the form of the Confidential Information and Invention Assignment Agreement or Consultant Confidential Information and Invention Assignment Agreement, as applicable, used by Purchaser in its operations.

         4.11 VOTING AGREEMENT OF THE GENERAL PARTNERS. Each of the General Partners shall vote all of his respective outstanding shares of the capital stock or partnership units of the Sellers, as applicable, in favor of or consent thereto in writing, the Transactions and this Agreement.

         4.12 CONDITION TO EXECUTION OF THIS AGREEMENT. Concurrent with the execution of this Agreement, the Company and Hardy shall enter into the Hardy Agreement.

         4.13 Unassigned License Agreements.

                  (a) The Sellers and the General Partners shall each, both prior and subsequent to the Closing, use its respective best efforts to obtain the necessary consents from each of the licensees or other parties, to the assignment to the Purchaser of the respective license agreements set forth in
Part 2.11 of the Disclosure Agreement and the other agreements relating thereto (the "License Agreements"). In the event that the necessary Consent relating to any of the License Agreements (each, an "Unassigned License Agreement") is not obtained on or after the Closing, the Purchase Price shall accordingly be reduced by the amount of revenues collected by the Sellers under such Unassigned License Agreement. At any time any fees, royalties or other revenues are collected by the Sellers pursuant to any of the Unassigned License Agreements (a "Price Reduction"), the Sellers shall promptly notify the Purchaser of such, and within five (5) business days of the date such Price Reduction is collected by the Sellers, the Sellers shall deliver to the Purchaser a check representing the amount of such Price Reduction. If the Purchaser does not receive a check representing a Price Reduction within five (5) business days of the date such Price Reduction was collected by the Sellers, the Purchaser may make a claim to the Escrow Agent against the Escrow Account for the number of Escrow Shares having the Fair Market Value (as defined in the Escrow Agreement) equal to the amount of the Price Reduction, pursuant to the terms and conditions set forth in the Escrow Agreement.

                  (b) If the necessary Consent is obtained by the Sellers and the General Partners for any of the License Agreements (the "Assigned License Agreements"), then all fees, royalties and other revenues relating to each such Assigned License Agreement that are generated but uncollected prior to the Closing Date shall belong to the Sellers, so long as such fees are collected by the Sellers during the nine-month period after the Closing Date. All other fees, royalties and other payments shall promptly be paid to the Purchaser upon collection by the Sellers.

                  (c) The Purchaser or its representatives shall have the right to review, at any time but upon five (5) business days' notice to the Sellers, all of the books and records of the Sellers during normal business hours, as necessary to audit all of the Price Reductions relating to the Unassigned License Agreements pursuant to Section 4.13(a) above and all of the fees, royalties and other revenues relating to the Assigned License Agreements pursuant to Section 4.13(b) above. Notwithstanding Section 4.13(b) above, any deficiencies resulting from such audit(s) (the "Deficiency Amount") shall belong to the Purchaser and be promptly paid to the Purchaser within five (5) business days of the date a written notice (a "Deficiency Notice") is provided by the Purchaser to the Sellers setting forth such Deficiency Amount. If a check representing the Deficiency Amount as set forth in the respective Deficiency Notice is not received by the Purchaser from the Sellers within five (5) business days of the date of such Deficiency Notice, then the Purchaser may make a claim to the Escrow Agent against the Escrow Account for the number of Escrow Shares having the Fair Market Value equal to the Deficiency Amount, pursuant to the terms and conditions set forth in the Escrow Agreement.

5.       PRE-CLOSING COVENANTS OF THE PURCHASER

         5.1 BEST EFFORTS. During the Pre-Closing Period, the Purchaser shall use best efforts to cause the conditions set forth in Article 7 to be satisfied on a timely basis.

         5.2 NASDAQ NATIONAL MARKET LISTING. Purchaser shall file an application to list on the Nasdaq National Market the Shares as soon as practicable and will pay all necessary filing fees in connection therewith.

6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

                  The obligations of Purchaser to effect the Transactions and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by Purchaser), at or prior to the Closing, of each of the following conditions:

         6.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by the

Sellers and the General Partners in this Agreement and in each of the other agreements and instruments delivered to Purchaser in connection with the transactions contemplated by this Agreement shall have been accurate as of the date of this Agreement (without giving effect to any update to the Disclosure Schedule) and shall be accurate as of the Closing Date as if made at the Closing (without giving effect to any update to the Disclosure Schedule), except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be accurate on and as of such date (without giving effect to any update to the Disclosure Schedule)).

         6.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that the Sellers and the General Partners are required to comply with or to perform at or prior to the Closing shall have been complied with and performed.

         6.3 CONSENTS. The following Consents shall have been obtained and shall be in full force and effect:

                  (a) All Consents required to be obtained from any Governmental Entity; and

                  (b) All Consents otherwise required to be obtained, except to the extent that the failure to obtain any such Consents has not had, and is not reasonably likely to have, a material adverse effect on the Sellers or Purchaser, in each case in connection with the Transactions and the other transactions contemplated by this Agreement; PROVIDED HOWEVER, that with respect to Consents relating to the License Agreements as set forth on Exhibit D, Consents from at least the following licensees shall have been obtained:

                           (I) Any two (2) of the following: (A) Alcatel, N.V.,
Alcatel SEL AG, Bell Telephone Manufacturing Company, N.C., and any of their subsidiaries or affiliates, as applicable; (B) Northern Telecom Inc.; and (C) Cisco Systems, Inc.; and

                           (II) The licensees of any four (4) of the License
Agreements, other than: (A) the two licensees used to satisfy Section 6.3(b)(i);
(B) the License Agreement between the General Partners and TSC; and (C) any of the license agreements to which the Purchaser is a party.

         6.4 EMPLOYEE MATTERS. Purchaser shall have received satisfactory evidence that General Partners will be employed by the Purchaser after the Closing.

         6.5 AGREEMENTS AND DOCUMENTS. Purchaser and the Sellers shall have received the following agreements and documents, each of which shall be in full force and effect:

                  (a) a Noncompetition Agreement, a Release and Stock Assignments executed by each of the General Partners and Hardy;

                  (b) a FIRPTA statement executed by the Sellers, if applicable;

                  (c) an Escrow Agreement, executed by the Escrow Agent, the Purchaser, the General Partners and the Sellers;

                  (d) an Opinion executed by Berliner Cohen;

                  (e) a Closing Certificate pursuant to Section 1.7(b)(x), executed by the Sellers and the General Partners;

                  (f) an escrow agreement as contemplated by the Hardy
Agreement;

                  (g) the audited balance sheets of the Sellers as of December 31, 1997, and December 31, 1998, and the related statements of income and retained earnings and cash flows for the years then ended, together with the notes thereto and any reports with respect thereto, which shall have been prepared in accordance with GAAP principles applied on a consistent basis throughout the periods covered and shall fairly present the financial position of the Sellers as of the respective dates thereof and the results of operations and cash flows of the Sellers for the period covered thereby.

         6.6 ABSENCE OF MATERIAL ADVERSE EFFECT. There shall have been no change in the business, properties, condition (financial or otherwise), or results of operations of the Sellers since the date of this Agreement which has had or would reasonably be expected to have a material adverse effect on the Sellers.

         6.7 FIRPTA COMPLIANCE. The Sellers shall have filed with the Internal Revenue Service, if applicable, the notification required under Section 1.897-2(h)(2) of the United States Treasury Regulations.

         6.8 LISTING. The shares of Purchaser Common Stock to be issued in the Transactions and such other shares of Purchaser Common Stock required to be reserved for issuance in connection with the Transactions shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

         6.9 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Transactions shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Transactions that makes consummation of the Transactions illegal.

         6.10 NO LEGAL PROCEEDINGS. No Governmental Body or other Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Transactions.

         6.11 RULE 506 EXEMPTION. The issuance of Purchaser Common Stock to the Sellers shall be exempt from registration under the Securities Act pursuant to Rule 506 under the Securities Act and each General Partner and shareholder of Sellers shall have executed and delivered to Purchaser the Stockholder Representation Letter in the form of EXHIBIT E hereto.

         6.12 CONCURRENT CLOSING. The Closing must occur concurrently with the closing of those certain transactions contemplated by the Hardy Agreement.

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS

         The obligations of the Sellers to effect the Transactions and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver), at or prior to the Closing, of the following conditions:

         7.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by Purchaser in this Agreement and in each of the other agreements and instruments delivered to the Sellers in connection with the transactions contemplated by this Agreement shall have been accurate as of the date of this Agreement and shall be accurate as of the Closing Date as if made at the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be accurate on and as of such date).

         7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Purchaser is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

         7.3 AGREEMENTS AND DOCUMENTS. The Sellers and the General Partners shall have received the following documents.

                  (a) a certificate executed by Purchaser containing the representation and warranty of the Purchaser that the conditions set forth in Sections 7.1, 7.2 and 7.4 have been duly satisfied; and

                  (b) the Registration Rights Agreement executed by the Purchaser.

         7.4 LISTING. The shares of Purchaser Common Stock to be issued in the Transactions and such other shares of Purchaser Common Stock required to be reserved for issuance in connection with the Transactions shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

         7.5 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Transactions shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Transactions that makes consummation of the Transactions illegal.

8.       TERMINATION

         8.1 TERMINATION EVENTS. This Agreement may be terminated prior to the
Closing:

                  (a) by either the Purchaser or the Sellers if (i) the Sellers Shareholders' Meeting (including any adjournments or postponements thereof) shall have been held and completed and the Sellers' stockholders shall have taken a final vote on a proposal to approve and adopt this Agreement and to approve the Transactions and (ii) this Agreement shall not have been adopted and approved and the Transactions shall not have been approved at such meeting by the necessary stockholder vote (the "Necessary Stockholder Vote") (provided, however, that the right to terminate this Agreement under this Section 8.1(a) shall not be available to the Sellers where the failure to obtain the Necessary Stockholder Vote shall have been caused by the action or failure to act of the Sellers and such action or failure to act constitutes a material breach by the Sellers of this Agreement);

                  (b) by the Purchaser (at any time prior to the approval and adoption of this Agreement and the approval of the Transactions by the Necessary Stockholder Vote) or by the Sellers (at any time after (i) the Sellers Shareholders' Meeting has been held and completed, (ii) a final vote on the proposal to approve and adopt this Agreement and to approve the Transactions has been taken at such Sellers Shareholders' Meeting and (iii) the Necessary Stockholder Vote has not been obtained at such Sellers Shareholders' Meeting) if a Sellers Triggering Event shall have occurred;

                  (c) by the Purchaser if any of the Sellers' or the General Partners' representations and warranties contained in this Agreement shall be or shall have become materially inaccurate, or if any of the Sellers' or the General Partners' covenants contained in this Agreement shall have been breached in any material respect; provided, however, that if any inaccuracy in the Sellers' or the General Partners' representations and warranties or a breach of a covenant by the Sellers or the General Partners, as the case may be, is curable by the Sellers or the General Partners and the Sellers or the General Partners, as the case may be, is continuing to exercise all reasonable efforts to cure such inaccuracy or breach during the 30-day period commencing upon delivery by the Purchaser of a written notice to the Sellers or the General Partner, as the case may be, describing such inaccuracy or breach, then the Purchaser may not terminate this Agreement under this Section 8.1(c) on account of such inaccuracy or breach until the end of such cure period (if such inaccuracy or breach then remains uncured);

                  (d) by the Sellers if any of the Purchaser's representations and warranties contained in this Agreement shall be or shall have become materially inaccurate, or if any of the Purchaser's covenants contained in this Agreement shall have been breached in any material respect; provided, however, that if any inaccuracy in the Purchaser's representations and warranties or a breach of a covenant by the Purchaser is curable by the Purchaser and the Purchaser is continuing to exercise all reasonable efforts to cure such inaccuracy or breach during the 30-day period commencing upon delivery by the Sellers of a written notice to the Purchaser describing such inaccuracy or breach, then the Sellers may not terminate this Agreement under this Section 8.1(d) on account of such inaccuracy or breach until the end of such cure period (if such inaccuracy or breach then remains uncured);

                  (e) by the Purchaser if the Closing has not taken place on or before January 31, 2000 (other than as a result of any failure on the part of the Purchaser to comply with or perform any covenant or obligation of Purchaser set forth in this Agreement or in any other agreement or instrument delivered to the Sellers);

                  (f) by the Sellers if the Closing has not taken place on or before January 31, 2000 (other than as a result of the failure on the part of the Sellers to comply with or perform any covenant or obligation of the Sellers set forth in this Agreement or in any other agreement or instrument delivered to Purchaser);

                  (g) by either the Purchaser or the Sellers if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction; or

                  (h) by the mutual written consent of the Purchaser and the Sellers.

         8.2 TERMINATION PROCEDURES. If the Purchaser wishes to terminate this Agreement pursuant to Section 8.1(a), (b), (c) or (e), Purchaser shall deliver to the Sellers a written notice stating that Purchaser is terminating this Agreement and setting forth a brief description of the basis on which Purchaser is terminating this Agreement. If the Sellers wish to terminate this Agreement pursuant to Section 8.1(a), (b), (d) or (f), the Sellers shall deliver to Purchaser a notice, in writing, stating that the Sellers are terminating this Agreement and setting forth a brief description of the basis on which they are terminating this Agreement.

         8.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Sections 8.1 and 8.2, all further obligations of the parties under this Agreement shall terminate; PROVIDED, HOWEVER, that: (a) none of the parties shall be relieved of any obligation or liability arising from any prior willful breach by such party of any provision of this Agreement and (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Article 11 and Section 4.7.

         8.4 TERMINATION FEE. In consideration of the substantial time, expense and forgoing of other opportunities that the Purchaser has invested in the transactions contemplated hereby, if this Agreement is terminated:

                  (a) pursuant to Section 8.1(a) or (b) by the Purchaser or the Sellers;

                  (b) pursuant to Section 8.1(c) by the Purchaser (provided that such termination under Section 8.1(c): (A) is not as a result of the Purchaser's breach of or failure to perform its covenants as set forth in this Agreement,
(B) is not as a result of the Purchaser's breach of or inaccuracy of any of its representations and warranties as set forth in Article 3 herein that resulted from facts, circumstances, events or conditions which existed at any time prior to and through the date of this Agreement, (C) is not as a result of the Sellers' failure to perform their covenant relating only to Consents to certain License Agreements as set forth in Section 6.3(b), PROVIDED that the Sellers have used their respective best efforts to obtain the Consents set forth in
Section 6.3(b) pursuant to Section 4.8; or (D) if such termination is by the Purchaser because of the Sellers' failure to meet a Closing condition, and such failure is as a result of an act or an omission or failure to act, by the Sellers, the General Partners or Hardy, occurring or arising after the effective date of this Agreement); or

                  (c) pursuant to Section 8.1(e) by the Purchaser (provided that such termination under Section 8.1(e): (A) is not as a result of the Sellers' failure to perform their covenant relating only to Consents to certain License Agreements as set forth in Section 6.3(b), PROVIDED that the Sellers have used their respective best efforts to obtain the Consents set forth in
Section 6.3(b) pursuant to Section 4.8; or (B) if such termination is by the Purchaser because of the Sellers' failure to meet a Closing condition, and such failure is as a result of an act or an omission or failure to act, by the Sellers, the General Partners or Hardy, occurring or arising after the effective date of this Agreement);

then the Sellers shall (i) pay to the Purchaser a fee, in immediately available funds, of Ten Million Dollars ($10,000,000.00) and (ii) reimburse, on demand in immediately available funds, the Purchaser for all fees and expenses incurred or assumed by the Purchaser in connection with the Transactions (including financial advisory fees, legal, accounting and other professional fees and expenses) (the payments and reimbursements contemplated by clauses (i) and (ii) being referred to collectively as the "Termination Amount"). The Termination Amount shall be paid within three business days of the termination of the Agreement pursuant to this Article 8. In the event that, subsequent to initial payment of the Termination Amount, the Purchaser shall request any additional reimbursements in accordance with clause (ii) above in this Section 8.4, the Sellers shall make such additional reimbursements on demand.

9.       INDEMNIFICATION, ETC.

         9.1 SURVIVAL OF REPRESENTATIONS AND COVENANTS.

                  (a) The representations, warranties, covenants and obligations of each party to this Agreement shall survive (without limitation): (i) the Closing and the sale of the Assets to the Purchaser; (ii) any sale or other disposition of any or all of the Assets by the Purchaser; and (iii) the death or dissolution of any party to this Agreement.

                  (b) The representations, warranties, covenants and obligations of the General Partners and the Sellers, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or any knowledge of, any of the Indemnitees or any of their Representatives.

                  (c) For purposes of this Agreement, a "Claim Notice" relating to a particular representation or warranty shall be deemed to have been given if any Indemnitee, acting in good faith, delivers to the General Partners and the Sellers a written notice stating that such Indemnitee believes that there is or has been a possible Breach of such representation or warranty and containing (i) a brief description of the circumstances supporting such Indemnitee's belief that there is or has been such a possible Breach, and (ii) a non-binding, preliminary estimate of the aggregate dollar amount of the actual and potential Damages that have arisen and may arise as a direct or indirect result of such possible Breach.

                  (d) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the General Partners and the Sellers in this Agreement.

         9.2 INDEMNIFICATION BY THE GENERAL PARTNERS AND THE SELLERS. The General Partners and the Sellers, jointly and severally, shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

                  (a) any Breach of any of the representations or warranties made by the General Partners or the Sellers in this Agreement (without giving effect to any update to the Disclosure Schedule) or in the Closing Certificate or any of the other Transactional Agreements;

                  (b) any Breach of any representation, warranty, statement, information or provision contained in the Disclosure Schedule or in any other document delivered or otherwise made available to the Purchaser or any of its Representatives by or on behalf of any General Partner, the Sellers or any Representative of any General Partner or of the Sellers;

                  (c) any Breach of any covenant or obligation of any General Partner or the Sellers contained in any of the Transactional Agreements;

                  (d) any Liability of the Sellers or of any Related Party, other than the Assumed Liabilities;

                  (e) any Liability (other than the Assumed Liabilities) to which the Purchaser or any of the other Indemnitees may become subject and that arises directly or indirectly from or relates directly or indirectly to (A) any product produced or sold or any services performed or any license entered into by or on behalf of the Sellers, (B) the presence of any Hazardous Material at any site owned, leased, occupied or controlled by the Sellers on or at any time prior to the Closing Date, (C) the generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release or disposal of any Hazardous Material (whether lawfully or unlawfully) by or on behalf of the Sellers, (D) the operation by the Sellers of their business, or (E) any failure to comply with any bulk transfer law or similar Legal Requirement in connection with any of the Transactions;

                  (f) any Proceeding relating directly or indirectly to any Breach, alleged Breach, Liability or matter of the type referred to in clause "(i)," "(ii)," "(iii)," "(iv)," or "(v)" above (including any Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Article 9).

         9.3 SETOFF. In addition to any rights of setoff or other rights that the Purchaser or any of the other Indemnitees may have pursuant to Section 1.3 or 4.13, at common law or otherwise, the Purchaser shall have the right to withhold and deduct any sum that may be owed to any Indemnitee under this
Article 9 from any amount otherwise payable by any Indemnitee to the Sellers or any General Partner. The withholding and deduction of any such sum shall operate for all purposes as a complete discharge (to the extent of such sum) of the obligation to pay the amount from which such sum was withheld and deducted. Without limiting the generality of the foregoing, the Purchaser shall have the right to offset any sum that may be owed to the Purchaser under this Article 9 from the Shares deposited in the Escrow Account at the then fair market value of such Shares based on the price per share of such common stock as of the close of business on the day the Purchaser gives notice to Sellers of its intent to offset against the Shares.

         9.4 NONEXCLUSIVITY OF INDEMNIFICATION REMEDIES. The indemnification remedies and other remedies provided in this Article 9 shall not be deemed to be exclusive. Accordingly, the exercise by any Person of any of its rights under this Article 9 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such Person may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

         9.5 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Proceeding (whether against the Purchaser, against any other Indemnitee or against any other Person) with respect to which any of the General Partners or the Sellers may become obligated to indemnify, hold harmless, compensate or reimburse any Indemnitee pursuant to this Article 9, the Purchaser shall have the right, at its election, to designate the General Partners and the Sellers to assume the defense of such claim or Proceeding at the sole expense of the General Partners and the Sellers. If the Purchaser so elects to designate the General Partners and the Sellers to assume the defense of any such claim or Proceeding:

                  (a) the General Partners and the Sellers shall proceed to defend such claim or Proceeding in a diligent manner with counsel satisfactory to the Purchaser;

                  (b) the Purchaser shall make available to the General Partners and the Sellers any non-privileged documents and materials in the possession of the Purchaser that may be necessary to the defense of such claim or Proceeding;

                  (c) the General Partners and the Sellers shall keep the Purchaser informed of all material developments and events relating to such claim or Proceeding;

                  (d) the Purchaser shall have the right to participate in the defense of such claim or Proceeding;

                  (e) the General Partners and the Sellers shall not settle, adjust or compromise such claim or Proceeding without the prior written consent of the Purchaser; and

                  (f) the Purchaser may at any time (notwithstanding the prior designation of the General Partners and the Sellers to assume the defense of such claim or Proceeding) assume the defense of such claim or Proceeding.

If the Purchaser does not elect to designate the General Partners and the Sellers to assume the defense of any such claim or Proceeding (or if, after initially designating the General Partners and the Sellers to assume such defense, the Purchaser elects to assume such defense), the Purchaser may proceed with the defense of such claim or Proceeding on its own. If the Purchaser so proceeds with the defense of any such claim or Proceeding on its own:

                           (i) all reasonable expenses relating to the defense
of such claim or Proceeding (whether or not incurred by the Purchaser) shall be borne and paid exclusively by the General Partners and the Sellers;

                           (ii) the General Partners and the Sellers shall make
available to the Purchaser any documents and materials in the possession or control of either of the General Partners or the Sellers that may be necessary to the defense of such claim or Proceeding;

                           (iii) the Purchaser shall keep the General Partners
and the Sellers informed of all material developments and events relating to such claim or Proceeding; and

                           (iv) the Purchaser shall have the right to settle,
adjust or compromise such claim or Proceeding with the consent of the General Partners and the Sellers; PROVIDED, HOWEVER, that the General Partners and the Sellers shall not unreasonably withhold such consent.

         9.6 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PURCHASER. No Indemnitee (other than the Purchaser or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the Purchaser (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

10.      CERTAIN POST-CLOSING COVENANTS.

         10.1 FURTHER ACTIONS. From and after the Closing Date, the General Partners and the Sellers shall cooperate with the Purchaser and the Purchaser's affiliates and Representatives, and shall execute and deliver such documents and take such other actions as the Purchaser may reasonably request, for the purpose of evidencing the Transactions and putting the Purchaser in possession and control of all of the Assets. The General Partners and the Sellers hereby irrevocably nominate, constitute and appoint the Purchaser as the true and lawful attorney-in-fact of the General Partners and the Sellers (with full power of substitution) effective as of the Closing Date, and hereby authorize the Purchaser, in the name of and on behalf of the General Partners and the Sellers, to execute, deliver, acknowledge, certify, file and record any document, to institute and prosecute any Proceeding and to take any other action (on or at any time after the Closing Date) that the Purchaser may deem appropriate for the purpose of (i) collecting, asserting, enforcing or perfecting any claim, right or interest of any kind that is included in or relates to any of the Assets,
(ii) defending or compromising any claim or Proceeding relating to any of the Assets, or (iii) otherwise carrying out or facilitating any of the Transactions. The power of attorney referred to in the preceding sentence is and shall be coupled with an interest and shall be irrevocable, and shall survive the death, dissolution or insolvency of the General Partners or the Sellers.

         10.2 PUBLICITY. Each General Partner and the Sellers shall ensure that, on and at all times after the Closing Date: (a) no press release or other publicity concerning any of the Transactions is issued or otherwise disseminated by or on behalf of any General Partner or the Sellers without the Purchaser's prior written consent; (b) the General Partners and the Sellers continue to keep the terms of this Agreement and the other Transactional Agreements strictly confidential; and (c) the General Partners and the Sellers keep strictly confidential, and neither the Sellers nor any General Partner uses or discloses to any other Person, any non-public document or other information that relates directly or indirectly to the business of the Sellers, the Purchaser or any affiliate of the Purchaser.

         10.3 [Reserved.]

         10.4 [RESERVED.]

         10.5 RESTRICTION ON SELLERS' NAME. The Sellers and the General Partners agree that, the Sellers and the General Partners shall not, and shall not permit any of their Affiliates, at any time (whether during or after the Noncompetition Period) directly or indirectly, to engage, permit or encourage the use of the name "Telinnovation" in connection with any business, operation, project or any other activity in the telecommunication field. The Sellers and the General Partner agree to take all necessary actions to change the names of each of the Sellers within 30 days of the Closing such that no such name shall include the word "Telinnovation" or any similar word.

         10.6 CONFIDENTIALITY. The Sellers and the General Partners agree that they shall hold all Confidential Information in strict confidence and shall not at any time (whether during or after the Noncompetition Period): (a) reveal, report, publish, disclose or transfer any Confidential Information to any Person (other than the Purchaser or the Sellers) (b) use any Confidential Information for any purpose or (c) use any Confidential Information for the benefit of any Person (other than the Purchaser).

         10.7 CLIENT REFERRALS. The General Partners and Sellers agree to refer any and all inquiries for products, services or licenses from any and all existing or potential customers, whether pursuant to agreements assumed by Purchaser or otherwise, to Purchaser.

11.      MISCELLANEOUS PROVISIONS.

         11.1 JOINT AND SEVERAL LIABILITY. Each General Partner and each Seller agrees that such General Partner and such Seller shall be jointly and severally liable with each other General Partner and each other Seller for the due and timely compliance with and performance of each of the covenants and obligations of the General Partners and the Sellers set forth in the Transactional Agreements. Each General Partner's obligations and liability under this Agreement and the other Transactional Agreements shall survive such General Partner's death (and shall be binding upon such General Partner's personal representatives, executors, administrators, estate, heirs and successors) and shall not be limited in any way by: (i) any failure on the part of the Purchaser or any other Indemnitee to exercise any right or assert any claim against the Sellers; (i) the dissolution or insolvency of, or the appointment of any receiver, conservator or liquidator for, or the commencement of any bankruptcy, reorganization, moratorium, arrangement or other proceeding by, against or with respect to, the Sellers; (iii) any merger or consolidation of the Sellers with or into any other Entity; or (iv) the sale or other disposition by such General Partner of any or all of such General Partner's shares of the stock of the Sellers.

         11.2 FURTHER ASSURANCES. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

         11.3 FEES AND EXPENSES.

                  (a) The General Partners and the Sellers shall bear and pay all fees, costs and expenses (including all legal fees and expenses payable to Berliner Cohen) that have been incurred or that are in the future incurred by, on behalf of or for the benefit of the General Partners or the Sellers in connection with: (i) the negotiation, preparation and review of any letter of intent or similar document relating to any of the Transactions; (ii) the investigation and review conducted by the Purchaser and its Representatives with respect to the business of the Sellers (and the furnishing of information to the Purchaser and its Representatives in connection with such investigation and review); (iii) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule), the other Transactional Agreements and all bills of sale, assignments, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions; (iv) the preparation and submission of any filing or notice required to be made or given in connection with any of the Transactions, and the obtaining of any Consent required to be obtained in connection with any of the Transactions; and
(v) the consummation and performance of the Transactions.

                  (b) Subject to the provisions of Section 8.4 and Article 9 (including the indemnification and other obligations of the Sellers thereunder), the Purchaser shall bear and pay all fees, costs and expenses (including all legal fees and expenses payable to Cooley Godward LLP) that have been incurred or that are in the future incurred by or on behalf of the Purchaser in connection with: (i) the negotiation, preparation and review of any letter of intent or similar document relating to any of the Transactions; (ii) the investigation and review conducted by the Purchaser and its Representatives with respect to the business of the Sellers; (iii) the negotiation, preparation and review of this Agreement, the other Transactional Agreements and all bills of sale, assignments, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions; and (iv) the consummation and performance of the Transactions.

         11.4 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         11.5 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                  if to the General Partners:

                                    Mr. Charles Davis

                                    Facsimile:                ; and

                                    Mr. David Shvarts

                                    Facsimile:

                  if to the Sellers:

                                    Telinnovation

                                    Facsimile:

                  with a copy to:

                                    Berliner Cohen
                                    10 Almaden Boulevard, 11th Floor
                                    San Jose, California 95113-2233
                                    Attn:  Jerold A. Reiton, Esq.
                                    Facsimile:  (408) 998-5388

                  if to the Purchaser:

                                    Ditech Communications Corporation
                                    825 E. Middlefield Road
                                    Mountain View, California 94043
                                    Attn:  William Tamblyn
                                    Facsimile: (650) 654-9590

                  with a copy to:

                                    Cooley Godward LLP
                                    5 Palo Alto Square
                                    3000 El Camino Real
                                    Palo Alto, California 94306
                                    Attn:  Andrei M. Manoliu, Esq.
                                    Facsimile: (650) 857-0663

         11.6 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

         11.7 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         11.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         11.9 GOVERNING LAW; VENUE.

                  (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

                  (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the County of Santa Clara, California. Each party to this Agreement:

                           (i) expressly and irrevocably consents and submits to
the jurisdiction of each state and federal court located in the County of Santa Clara, California (and each appellate court located in the State of California) in connection with any such legal proceeding;

                           (ii) agrees that each state and federal court located
in the County of Santa Clara, California shall be deemed to be a convenient forum; and

                           (iii) agrees not to assert (by way of motion, as a
defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of Santa Clara, California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

                  (c) The General Partners and the Sellers agree that, if any Proceeding is commenced against any Indemnitee by any Person in or before any court or other tribunal anywhere in the world, then such Indemnitee may proceed against the General Partners and the Sellers in or before such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.

                  (d) Nothing in this Section 11.9 shall be deemed to limit or otherwise affect the right of any Indemnitee to commence any legal proceeding against the General Partners or the Sellers in any forum or jurisdiction.

         11.10 SUCCESSORS AND ASSIGNS; PARTIES IN INTEREST.

                  (a) This Agreement shall be binding upon: the Sellers and their successors and assigns (if any); each General Partner and such General Partner's personal representatives, executors, administrators, estate, heirs, successors and assigns (if any); and the Purchaser and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Sellers; the General Partners; the Purchaser; the other Indemnitees (subject to Section 9.6); and the respective successors and assigns (if any) of the foregoing.

                  (b) The Purchaser may freely assign any or all of its rights under this Agreement (including its indemnification rights under Article 9), in whole or in part, to any other Person without obtaining the consent or approval of any other Person. Neither the Sellers nor any General Partner shall be permitted to assign any of his or their rights or delegate any of his or their obligations under this Agreement without the Purchaser's prior written consent.

                  (c) Except for the provisions of Article 9 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns (if any). Without limiting the generality of the foregoing, (i) no employee of the Sellers shall have any rights under this Agreement or under any of the other Transactional Agreements, and (ii) no creditor of the Sellers shall have any rights under this Agreement or any of the other Transactional Agreements.

         11.11 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The General Partners and the Sellers agree that: (a) in the event of any Breach or threatened Breach by any General Partner or the Sellers of any covenant, obligation or other provision set forth in this Agreement, the Purchaser shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such Breach or threatened Breach; and (b) neither the Purchaser nor any other Indemnitee shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

         11.12 WAIVER.

                  (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                  (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         11.13 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser, the Sellers and the General Partners.

         11.14 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         11.15 ENTIRE AGREEMENT. The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

         11.16 KNOWLEDGE. For purposes of this Agreement, a Person shall be deemed to have "knowledge" of a particular fact or other matter if:

                  (a) Such Person is actually aware of such fact or other matter;

                  (b) A prudent Person could be expected to discuss or otherwise become aware of such fact or other matter in the course of conducting a diligent and comprehensive investigation concerning the truth or existence of such fact or other matter; or

                  (c) any Representative of such Person has knowledge of such fact or other matter.

         11.17 CONSTRUCTION.

                  (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                  (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                  (d) Except as otherwise indicated, all references in this Agreement to "Articles," "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

         IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed and delivered as of December 8, 1999.


                                   TELINNOVATION,
                                   a California general partnership

                                   By:  /s/ Charles Davis
                                       ------------------------------------
                                       Charles Davis, General Partner

                                   By:  /s/ David Shvarts
                                       ------------------------------------
                                       David Shvarts, General Partner


                                   TELINNOVATION SERVICE CORPORATION,
                                   a California corporation

                                   By:  /s/ Charles Davis
                                       ------------------------------------
                                       Charles Davis, Chief Executive Officer

                                   TELINNOVATION CORPORATION,
                                   a California corporation

                                   By:  /s/ Charles Davis
                                       ------------------------------------
                                       Charles Davis, Chief Executive Officer

                                   /s/ Charles Davis
                                   ----------------------------------------
                                   Charles Davis, an individual

                                   /s/ David Shvarts
                                   ----------------------------------------
                                   David Shvarts, an individual

                                   DITECH COMMUNICATIONS CORPORATION,
                                   a Delaware corporation

                                   By:  /s/ Timothy Montgomery
                                       ------------------------------------
                                       Name:  Timothy Montgomery
                                       Title: President

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

         For purposes of the Agreement (including this Exhibit A):

         ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction involving: (a) the sale or other disposition of all or any portion of the business or assets of the Sellers; (b) the issuance, sale or other disposition of (i) any capital stock or other securities of the Sellers, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other securities of the Sellers, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other securities of the Sellers; (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving the Sellers; or (d) any other transaction contemplating the performance of any services (whether as an employee, consultant, advisor, designer, developer of technology, or otherwise) by Davis and/or Shvarts.

         AFFILIATE. "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

         AGREEMENT. "Agreement" shall mean the Asset Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

         BEST EFFORTS. "Best Efforts" shall mean the efforts that a prudent Person desiring to achieve a particular result would use to ensure that such result is achieved as expeditiously as possible.

         BREACH. There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been (a) any inaccuracy in or breach (including any inadvertent or innocent breach) of, or any failure (including any inadvertent failure) to comply with or perform, such representation, warranty, covenant, obligation or other provision, or (b) any claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term "Breach" shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

         CLOSING. "Closing" shall mean the closing of the sale of the Assets to the Purchasers.

         CLOSING DATE. "Closing Date" shall mean the date on which the Closing actually occurs in accordance with the terms of this Agreement.

         CERCLA. "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act.

         CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

                                       A-

         COMPETITION. A Person shall be deemed to be in "Competition" if such Person, without the prior written consent of the Purchaser, (i) own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant, licensor or otherwise with, any business or enterprise engaged in any business in the telecommunications or cable communications market, within the Restricted Territory, or (ii) engage in any other manner, within the Restricted Territory, in any business in the telecommunications or cable communications market.

         CONFIDENTIAL INFORMATION. "Confidential Information" means any non-public information (whether or not in written form and whether or not expressly designated as confidential) relating directly or indirectly to the Assets, the Sellers, the Purchaser or any of their subsidiaries or relating directly or indirectly to the business, operations, financial affairs, performance, assets, technology, processes, products, contracts, customers, licensees, sublicensees, suppliers, personnel, consultants or plans of the Sellers, the Purchaser or any of their subsidiaries (including any such information consisting of or otherwise relating to trade secrets, know-how, technology, inventions, prototypes, designs, drawings, sketches, processes, license or sublicense arrangements, formulae, proposals, research and development activities, customer lists or preferences, pricing lists, referral sources, marketing or sales techniques or plans, operations manuals, service manuals, financial information, projections, lists of consultants, lists of suppliers or lists of distributors); PROVIDED, HOWEVER, that "Confidential Information" shall not be deemed to include information that was already publicly known and in the public domain prior to the time of its initial disclosure to the Sellers, the General Partners or the Purchaser.

         CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         CONTRACT. "Contract" shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

         DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

         DISCLOSURE SCHEDULE. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to the Purchaser on behalf of the General Partners and the Sellers, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.

         EMPLOYEE BENEFIT PLAN. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.

         ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

         ERISA AFFILIATE. "ERISA Affiliate" shall mean any Person that is, was or would be treated as a single employer with any of the Specified Entities under Section 414 of the Code.

         EXCLUDED ASSETS. "Excluded Assets" shall mean the assets identified on
EXHIBIT I (to the extent owned by the Sellers on the Closing Date).

         FIRPTA. "FIRPTA" shall mean the Foreign Investment and Real Property Tax Act of 1980.

         GAAP.  "GAAP" shall mean generally accepted accounting principles.

         GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

         GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

         HAZARDOUS MATERIAL. "Hazardous Material" shall include: (a) any petroleum, waste oil, crude oil, asbestos, urea formaldehyde or polychlorinated biphenyl; (b) any waste, gas or other substance or material that is explosive or radioactive; (c) any "hazardous substance," "pollutant," "contaminant," "hazardous waste," "regulated substance," "hazardous chemical" or "toxic chemical" as designated, listed or defined (whether expressly or by reference) in any statute, regulation or other Legal Requirement (including CERCLA and any other so-called "superfund" or "superlien" law and the respective regulations promulgated thereunder); (d) any other substance or material (regardless of physical form) or form of energy that is subject to any Legal Requirement which regulates or establishes standards of conduct in connection with, or which otherwise relates to, the protection of human health, plant life, animal life, natural resources, property or the enjoyment of life or property from the presence in the environment of any solid, liquid, gas, odor, noise or form of energy; and (e) any compound, mixture, solution, product or other substance or material that contains any substance or material referred to in clause "(a)", "(b)", "(c)" or "(d)" above.

         INDEMNITEES. "Indemnitees" shall mean the following Persons: (a) the Purchaser; (b) the Purchaser's current and future affiliates; (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and
(d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above.

         LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         LIABILITY. "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

         NONCOMPETITION PERIOD. "Noncompetition Period" shall mean the period commencing on the Closing Date and ending on the fourth (4th) anniversary of the Closing Date.

         ORDER. "Order" shall mean any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body entered into in connection with any Proceeding.

         PERSON. "Person" shall mean any individual, Entity or Governmental
Body.

         PROCEEDING. "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.

         PROPRIETARY ASSET. "Proprietary Asset" shall mean any patent, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, invention, design, algorithm, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset.

         RELATED PARTY. Each of the following shall be deemed to be a "Related Party": (a) each individual who is, or who has at any time been, an officer, director, partner or Affiliate of any of the Sellers; (b) each member of the family of each of the individuals referred to in clause "(a)" above; and (c) any Entity (other than the Sellers) in which any one of the individuals referred to in clauses "(a)" and "(b)" above holds or held (or in which more than one of such individuals collectively hold or held), beneficially or otherwise, a controlling interest or a material voting, proprietary or equity interest.

         REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

         RESTRICTED TERRITORY. "Restricted Territory" means (a) each county or similar political subdivision of each State of the United States of America (including each of the counties in the State of California), (b) each State, territory or possession of the United States of America and (c) any other country in the world.

         SELLERS CONTRACT. "Sellers Contract" shall mean any Contract: (a) to which any of the Sellers is a party; (b) by which any of the Sellers or any of their assets is or may become bound or under which the Sellers have, or may become subject to, any obligation; or (c) under which any of the Sellers has or may acquire any right or interest.

         SELLERS PROPRIETARY ASSET. "Sellers Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Sellers or otherwise used by the Sellers.

         SELLERS TRIGGERING EVENT. "Sellers Triggering Event" shall be deemed to have occurred if: (i) the Sellers shall have entered into any letter of intent or similar document or agreement relating to any offer, proposal or inquiry (other than an offer or proposal by the Purchaser) contemplating or otherwise relating to any acquisition of the Sellers; or (ii) the General Partners shall have failed to vote for the Transactions or approval of this Agreement.

         TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

         TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         TRANSACTIONAL AGREEMENTS. "Transactional Agreements" shall mean: (a) the Agreement; (b) the Escrow Agreement; (c) the Assumption Agreement; (d) the Non-Competition Agreements; (e) the Releases; (f) the Stock Assignments; (g) the Registration Rights Agreement; and (h) the Closing Certificate.

         TRANSACTIONS. "Transactions" shall mean (a) the execution and delivery of the respective Transactional Agreements, and (b) all of the transactions contemplated by the respective Transactional Agreements, including: (i) the sale of the Assets by the Sellers to the Purchaser in accordance with the Agreement;
(ii) the assumption of the Assumed Liabilities by the Purchaser pursuant to the Assumption Agreement; and (iii) the performance by the Sellers, the General Partners and the Purchaser of their respective obligations under the Transactional Agreements, and the exercise by the Sellers, the General Partners and the Purchaser of their respective rights under the Transactional Agreements.

                                    EXHIBIT B

                            FORM OF ESCROW AGREEMENT

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT is entered into as of February 1, 2000 (the "Closing Date"), by and among: TELINNOVATION, a California general partnership (the "Partnership"), TELINNOVATION SERVICE CORPORATION, a California corporation ("TSC"), TELINNOVATION CORPORATION, a California corporation ("TC" and jointly and severally with the Partnership and TSC, the "Sellers"); CHARLES DAVIS ("Davis") and DAVID SHVARTS ("Shvarts") (Davis and Shvarts are individually referred to herein as "General Partner" and collectively as "General Partners"); DITECH COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"); and U.S. TRUST COMPANY, NATIONAL ASSOCIATION (the "Escrow Agent").

                                    RECITALS

1. The Sellers, the General Partners and the Company have entered into an Asset Purchase Agreement dated December 8, 1999 (the "Purchase Agreement"), pursuant to which the Sellers are selling substantially all of their assets to the Company.

2. Pursuant to Section 1.3 of the Purchase Agreement, the General Partners have agreed to certain performance obligations.

3. Pursuant to Section 4.13 of the Purchase Agreement, the Sellers and the General Partners have agreed to certain reductions of the Purchase Price (as defined in the Purchase Agreement).

4. Pursuant to Article 9 of the Purchase Agreement, the Sellers and the General Partners have agreed to indemnify the Company for Damages.

5. The Purchase Agreement contemplates the establishment of an escrow arrangement to secure such performance and indemnification obligations of the Sellers and the General Partners under the Purchase Agreement.

                                    AGREEMENT

         The parties to this Escrow Agreement, intending to be legally bound, agree as follows:

1.       DEFINED TERMS

         Capitalized terms used and not otherwise defined in this Escrow Agreement shall have the meanings assigned to them in the Purchase Agreement.

2.       ESCROW

         2.1 SHARES TO BE PLACED IN ESCROW. On the Closing Date, the Company shall deposit

360,000 shares of the Company's common stock (the "Escrow Shares") with the Escrow Agent as partial security for certain obligations of the Sellers and the General Partners pursuant to the Purchase Agreement. The Escrow Agent agrees to accept delivery of the Escrow Shares and to hold such Escrow Shares in an escrow account (the "Escrow" or "Escrow Account") in accordance with the provisions of this Escrow Agreement. The Escrow Shares shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto.

               (a) Obligations of the Sellers and the General Partners.

               (b) The Sellers and the General Partners have agreed in Section
1.3 of the Purchase Agreement to certain performance obligations in connection with the maintenance of the goodwill of the technology transferred to the Purchaser pursuant to the Purchase Agreement. The Sellers and the General Partners agree that the Escrow Shares shall be security for such performance obligation, subject to the limitations and in the manner provided in this Escrow Agreement and the Purchase Agreement, and are subject to release to the Sellers and the General Partners upon the terms set forth herein.

               (c) The Sellers and the General Partners have agreed in Section
4.13 of the Purchase Agreement to certain reductions of the Purchase Price pursuant to the terms of the Purchase Agreement. The Sellers and the General Partners agree that the Escrow Shares shall be security for such agreement, subject to the limitations and in the manner provided in this Escrow Agreement and the Purchase Agreement, and are subject to release to the Sellers and the General Partners upon the terms set forth herein.

               (d) The Sellers and the General Partners have agreed in Article 9 of the Purchase Agreement to indemnify and hold harmless the Indemnitees from and against Damages. The Sellers and the General Partners agree that the Escrow Shares shall be security for such indemnity obligation, subject to the limitations and in the manner provided in this Escrow Agreement and the Purchase Agreement, and are subject to release to the Sellers and the General Partners upon the terms set forth herein.

     2.2 RELEASE OF ESCROW SHARES.

               (a) On January 1, 2001 ("First Release Date"), the Escrow Agent shall release and distribute to the Sellers, 45,000 shares of the Escrow Shares, less the sum owed to the Company or any Indemnitee for any Damages suffered or incurred under Article 9 of the Purchase Agreement. For purposes of this Section 2.3(a), the Escrow Shares shall be valued pursuant to Section 5 herein.

               (b) On the first year anniversary of the First Release Date, the Escrow Agent shall release and distribute to the Sellers, 45,000 shares of the Escrow Shares, less the sum owed to the Company or any Indemnitee for any Damages suffered or incurred under Article 9 of the Purchase Agreement. For purposes of this Section 2.3(b), the Escrow Shares shall be valued pursuant to
Section 5 herein.

               (c) On each of the First Release Date, and the first and second year anniversaries of the First Release Date, the Escrow Agent shall distribute 45,000 shares, 45,000 shares and 90,000 shares, respectively, of the Escrow Shares, in the aggregate, to the Sellers; PROVIDED, HOWEVER, that the parties hereto agree that the Company shall have the right to repurchase from the Escrow Agent for one dollar ($1) in the aggregate: (i) if either Davis and/or Shvarts terminates his employment relationship with the Company prior to the First Release Date, any of the then undistributed shares, and (ii) if either Davis and/or Shvarts terminates his employment relationship after the First Release Date, any of the then undistributed pro rata shares of such terminated General Partner (with Davis's share being 63.24% and Shvart's share being 36.76%). In the event of the death of a General Partner, such General Partner shall be deemed to have satisfied the conditions as set forth in this Section 2.3(c) as of the second anniversary of the First Release Date. The death of such General Partner will not be considered a voluntary termination.

               (d) On the third year anniversary of the First Release Date, the Escrow Agent shall distribute 90,000 shares of the Escrow Shares, in the aggregate, to the Sellers (regardless of the occurrence of the death of any of the General Partners); PROVIDED, HOWEVER, that in the event that each of the milestones as set forth in Exhibit A attached hereto (the "Milestones"), is successfully completed, then the number of Escrow Shares as set forth next to such Milestone in Exhibit A, shall be released from the Escrow Account sooner, upon completion of such Milestone.

     2.3 VOTING OF SHARES. The record owners of the Escrow Shares shall be entitled to exercise all voting rights with respect to such Escrow Shares.

     2.4 DIVIDENDS, ETC. Any cash, securities or other property distributable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for any Escrow Shares shall not be distributed to the record owner of such Escrow Shares, but rather shall be held by the Escrow Agent in the Escrow. At the time any Escrow Shares are required to be released from the Escrow to any Person pursuant to this Escrow Agreement, any cash, securities or other property previously distributed in respect of or in exchange for such Escrow Shares shall be released from the Escrow to such Person.

     2.5 TRANSFERABILITY. The interests of the Sellers and/or the General Partners in the Escrow and in the Escrow Shares shall not be assignable or transferable, other than by operation of law. No transfer of any of such interests by operation of law shall be recognized or given effect until the Escrow Agent shall have received written notice of such transfer.

     2.6 FRACTIONAL SHARES. No fractional shares of Company stock shall be retained in or released from the Escrow pursuant to this Escrow Agreement. In connection with any release of Escrow Shares from the Escrow, any shareholder who would otherwise be entitled to receive a fraction of a share of the Company's stock (after aggregating all fractional shares of the Company's stock issuable to such shareholder) shall be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Designated Company Stock Price.


3.       CLAIM PROCEDURES

     3.1 CLAIM NOTICE.

               (a) If the Company has incurred or suffered Damages for which it is or may be entitled to indemnification under Article 9 of the Purchase Agreement, the Company shall, not later than ten (10) days following the Termination Date (as defined below), give written notice of such claim (a "Claim Notice") to the Sellers and the Escrow Agent. Each Claim Notice shall state the claimed Damages (the "Claim Amount") and the basis for such claim. The date four
(4) years after the Closing Date shall be referred to herein as the "Termination Date."

               (b) If either Davis and/or Shvarts voluntarily terminates his employment relationship with the Company prior to the Termination Date, the Company shall, not later than ten (10) days following the effective termination date of Davis's and/or Shvarts's employment, as the case may be, give written notice to the Sellers and the Escrow Agent, of the Company's intention to repurchase the then undistributed Escrow Shares (the "Repurchase Shares") pursuant to Section 2.3(c) or 2.3(d) (a "Repurchase Notice").

               (c) If the death of a General Partner occurs, the representative or agent of such General Partner (the "Representative") shall, not later than thirty (30) days following the date of such death, give written notice to the Company and the Escrow Agent, of such death, with a copy of a validly issued death certificate, and the request of such Representative for the applicable number of Escrowed Shares to be released pursuant to Section 2.3 above (the "Notice of Death"). The Escrow Agent shall thereupon release to the Sellers and the Company the appropriate number of Escrow Shares pursuant to Section 2.3 above, from the Escrow Account in accordance with such agreement or instructions.

     3.2 RESPONSE NOTICE.

               (a) Within thirty (30) days after the delivery of a Claim Notice to the Sellers, the Sellers shall deliver to the Company and the Escrow Agent, a written notice (the "Indemnification Response Notice") containing: (i) instructions to the effect that the Escrow Shares having a Fair Market Value equal to the entire Claim Amount set forth in such Claim Notice are to be released from the Escrow Account to the Company; (ii) instructions to the effect that the Escrow Shares having a Fair Market Value equal to a specified portion (but not the entire amount) of the Claim Amount set forth in such Claim Notice are to be released from the Escrow to the Company, together with a statement that the remaining portion of such Claim Amount is being disputed; or (iii) a statement that the entire Claim Amount set forth in such Claim Notice is being disputed. If no Indemnification Response Notice is received by the Company and the Escrow Agent from the Sellers within thirty (30) days after the delivery of a Claim Notice to the Sellers and the Escrow Agent, then the recipient of such Claim Notice shall be deemed to have given instructions that the Escrow Shares having a Fair Market Value equal to the entire Claim Amount set forth in such Claim Notice are to be released to the Company from the Escrow Account.

               (b) Within thirty (30) days after the delivery of a Repurchase Notice to the Sellers, the Sellers shall deliver to the Company and the Escrow Agent, a written notice (the "Response Notice") containing: (i) instructions to the effect that the Repurchase Shares set forth in such

Repurchase Notice are to be repurchased by the Company and released from the Escrow Account to the Company; or (ii) a statement that the Repurchase Shares set forth in such Repurchase Notice are being disputed. If no Response Notice is received by the Company from the Sellers within thirty (30) days after the delivery of a Repurchase Notice to the Sellers, then the recipient of such Repurchase Notice shall be deemed to have given instructions that all of the Repurchase Shares set forth in such Repurchase Notice are to be repurchased by and released to the Company from the Escrow Account.

     3.3 CLAIM OF ESCROW SHARES BY THE COMPANY.

               (a) Pursuant to Section 4.13 of the Purchase Agreement, in the event the Sellers fail to pay to the Purchaser the Price Reductions (as defined in the Purchase Agreement) within five (5) business days of the date such Price Reduction is collected by the Sellers, or in the event the Sellers fail to pay to the Purchaser the Deficiency Amount (as defined in the Purchase Agreement) within five (5) business days of the date of the Deficiency Notice (as defined in the Purchase Agreement), the Purchaser may give written notice of its claim against the Escrow Account (a "Price Reduction Claim Notice") to the Sellers and the Escrow Agent. Each Price Reduction Claim Notice shall state the claimed Price Reduction amount or the Deficiency Amount, as applicable (the "Price Reduction Claim Amount"), and the basis for such claim.

               (b) Within five (5) days after the delivery of a Price Reduction Claim Notice to the Sellers, the Sellers shall deliver to the Company and the Escrow Agent, a written notice (the "Price Reduction Response Notice") containing: (i) instructions to the effect that the Escrow Shares having a Fair Market Value equal to the entire Price Reduction Claim Amount set forth in such notice are to be released from the Escrow Account to the Company; (ii) instructions to the effect that the Escrow Shares having a Fair Market Value equal to a specified portion (but not the entire amount) of the Price Reduction Claim Amount set forth in such notice are to be released from the Escrow to the Company, together with a statement that the remaining portion of such Price Reduction Claim Amount is being disputed; or (iii) a statement that the entire Price Reduction Claim Amount set forth in such notice is being disputed. If no Price Reduction Response Notice is received by the Company and the Escrow Agent from the Sellers within five (5) days after the delivery of a Price Reduction Claim Notice to the Sellers and the Escrow Agent, then the recipient of such notice shall be deemed to have given instructions that the Escrow Shares having a Fair Market Value equal to the entire Price Reduction Claim Amount set forth in such notice are to be released to the Company from the Escrow Account.

     3.4 RELEASE OF ESCROW SHARES TO THE COMPANY.

               (a) If the Sellers give (or are deemed to have given pursuant to Sections 3.2 and 3.3 herein) instructions that:

               (b) the Escrow Shares having a Fair Market Value equal to the entire Claim Amount or the Price Reduction Claim Amount as set forth in the Claim Notice or the Price Reduction Claim Notice, as the case may be, or

               (c) the Repurchase Shares as set forth in the Repurchase Notice,

               (d) are to be released from the Escrow Account to the Company, then the Escrow Agent shall transfer to the Company, from the Escrow Account, such Escrow Shares having a Fair Market Value equal to such Claim Amount or Price Reduction Claim Amount, or such Repurchase Shares, as the case may be.

               (e) If an Indemnification Response Notice delivered by the Sellers in response to a Claim Notice or a Price Reduction Claim Notice, as the case may be, contains instructions to the effect that the Escrow Shares having a Fair Market Value equal to a specified portion (but not the entire amount) of the Claim Amount or a Price Reduction Claim Amount, as the case may be, set forth in such notice are to be released from the Escrow to the Company, then (i) the Escrow Agent shall transfer to the Company, from the Escrow Account, Escrow Shares having a Fair Market Value equal to such specified portion of such Claim Amount or a Price Reduction Claim Amount, as the case may be, and (ii) the procedures set forth in Section 3.4(c) of this Escrow Agreement shall be followed with respect to the remaining portion of such Claim Amount or a Price Reduction Claim Amount, as the case may be.

               (f) If an Indemnification Response Notice, a Price Reduction Response Notice or a Response Notice, as the case may be, delivered by the Sellers in response to a Claim Notice, a Price Reduction Response Notice or a Repurchase Notice, respectively, contains a statement that all or a portion of the Claim Amount or the Price Reduction Claim Amount, or all of the Repurchase Shares, as the case may be, set forth in such notice is being disputed (such amount or the disputed portion thereof being referred to as the "Disputed Amount"), then the Escrow Agent shall continue to hold in Escrow the Disputed Amount, notwithstanding the occurrence of the Termination Date, until (i) delivery of a copy of a settlement agreement executed by the Company and the Sellers setting forth instructions to the Escrow Agent as to release from the Escrow Account, if any, that shall be made with respect to the Disputed Amount or (ii) delivery of a copy of a court order setting forth instructions to the Escrow Agent as to the release from the Escrow Account, if any, that shall be made with respect to the Disputed Amount. The Escrow Agent shall thereupon release funds from the Escrow Account in accordance with such agreement or instructions.

4.       RELEASE OF SHARES

     4.1 SHARES TO BE RELEASED TO THE SELLERS.

               (a) Fifteen (15) days following the Termination Date, the Escrow Agent shall release and deliver to the Sellers from Escrow all Escrow Shares then held in Escrow, except for any Escrow Shares that are to be retained in Escrow in accordance with Section 3.4(c) of this Escrow Agreement.

               (b) Fifteen (15) days following the date of receipt of a Notice of Death, the Escrow Agent shall release and deliver to the applicable Representative and the Company from Escrow the appropriate number of Escrow Shares pursuant to Section 2.3 above then held in Escrow, except for any Escrow Shares that are to be retained in Escrow in accordance with Section 3.4(c) of this Escrow Agreement.

               (c) Upon satisfaction of those conditions set forth in Section 3.4, the Escrow Agent shall immediately release and deliver to the Sellers the Escrow Shares representing that portion of the Disputed Amount to which the satisfaction of such conditions relates, or pursuant to the Sellers' instructions.

               (d) Shares to be Released to the Company.

               (e) If the Escrow Agent is instructed, or deemed to be instructed pursuant to Sections 3.2 and 3.3 herein, by the Sellers to release and deliver the Escrow Shares to the Company for repurchase pursuant to Section 3.2 above, then the Escrow Agent shall release such Escrow Shares to the Company within fifteen (15) of such instruction.

               (f) Upon satisfaction of those conditions set forth in Section 3.4, the Escrow Agent shall immediately release and deliver to the Company the Escrow Shares representing that portion of the Disputed Amount to which the satisfaction of such conditions relates, or pursuant to Sellers' instructions.

5.       VALUATION OF SHARES HELD IN ESCROW

     5.1 FAIR MARKET VALUE. For purposes of this Escrow Agreement, the "Fair Market Value" of the Escrow Shares shall be deemed to be equal to the number of Escrow Shares multiplied by the Designated Company Stock Price (adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by the Company after the Closing Date).

     5.2 DESIGNATED COMPANY STOCK PRICE. For purposes of this Escrow Agreement, the "Designated Company Stock Price" of the Escrow Shares shall be deemed to be the price per share of the Company's common stock as of the close of business on the day the Company delivers a Claim Notice to the Sellers.

6.       FEES AND EXPENSES

     6.1 EXPENSES. The Escrow Agent will be entitled to reimbursement for reasonable expenses incurred in performance of its duties hereunder.

     6.2 REIMBURSEMENT. The Company shall pay the fees and expenses of the Escrow Agent for the services to be rendered by the Escrow Agent hereunder.

     6.3 ESCROW AGENT'S DUTIES

               (a) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of the Company, an officer of TSC and TC, respectively, and a General Partner of the Partnership, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

               (b) The Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court of law, notwithstanding any notices, warnings or other communications from any party or any other Person to the contrary. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other Person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

               (c) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining or verifying the authority of any Person acting or purporting to act on behalf of any party to this Agreement.

               (d) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and the Escrow Shares or cash held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

               (e) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties under this Agreement (but excluding those expenses contemplated by Section 7.7 in which case such expenses shall be the responsibility of the Company), including but not limited to any litigation arising from this Agreement or involving its subject matter.

               (f) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; PROVIDED, HOWEVER, that no such resignation shall become effective until the appointment of a successor Escrow Agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor Escrow Agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor Escrow Agent within such time, the Escrow Agent shall have the right to appoint a successor Escrow Agent authorized to do business in the State of California. The successor Escrow Agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

               (g) The Escrow Agent shall be entitled to employ such legal counsel and other experts (including, without limitation, the firm Cooley Godward LLP) as it may deem necessary to properly advise the Escrow Agent with its obligations hereunder. The Escrow Agent may rely upon the advice of such counsel, and it may pay such counsel reasonable compensation therefor. Notwithstanding Section 7.5, the Company shall be responsible for all fees generated by such legal counsel in connection with the Escrow Agent's obligations hereunder.

7.       GENERAL

     7.1 OTHER AGREEMENTS. Nothing in this Escrow Agreement is intended to limit any of the Company's rights, or any obligation of the Sellers or any General Partner, under the Purchase Agreement.

     7.2 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Escrow Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                  if to the Company:

                           Ditech Communications Corporation
                           825 E. Middlefield Road
                           Mountain View, CA 94043
                           Attention: William J. Tamblyn
                           Facsimile: (650) 564-9591

                  with a copy to:

                           Cooley Godward LLP
                           Five Palo Alto Square

                           3000 El Camino Real
                           Palo Alto, California  94306-2155
                           Attention:  Andrei M. Manoliu
                           Facsimile:  (650) 857-0663

                  if to TSC:

                           Telinnovation Service Corporation
                           415 Clyde Avenue, Suite 105
                           Mountain View, California 94043-2228
                           Attention: Charles Davis
                           Facsimile:

                  if to TC:

                           Telinnovation Corporation
                           415 Clyde Avenue, Suite 105
                           Mountain View, California 94043-2228
                           Attention: Charles Davis
                           Facsimile:

                  if to the Partnership:

                           Telinnovation Partnership
                           415 Clyde Avenue, Suite 105
                           Mountain View, California 94043-2228
                           Attention: Charles Davis
                           Facsimile:

                  with a copy to:

                           Berliner Cohen
                           10 Almaden Boulevard, 11th Floor
                           San Jose, California 95113-2233
                           Attention:  Jerold A. Reiton, Esq.
                           Facsimile: (408) 998-5388

                  if to the Escrow Agent:

                           U.S. Trust Company, National Association
                           One Embarcadero Center, Suite 2050
                           San Francisco, California 94111
                           Attention: Garrett Smith
                           Facsimile: (415) 392-0876

     7.3 COUNTERPARTS. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     7.4 HEADINGS. The underlined headings contained in this Escrow Agreement are for convenience of reference only, shall not be deemed to be a part of this Escrow Agreement and shall not be referred to in connection with the construction or interpretation of this Escrow Agreement.

     7.5 GOVERNING LAW; VENUE. This Escrow Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws). Any state or federal court in the County of Santa Clara in the State of California shall have exclusive jurisdiction and venue over any dispute arising out of this Escrow Agreement and the parties hereby consent to the jurisdiction and venue of such courts.

     7.6 WAIVER.

               (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Escrow Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Escrow Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

               (b) No Person shall be deemed to have waived any claim arising out of this Escrow Agreement, or any power, right, privilege or remedy under this Escrow Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     7.7 AMENDMENTS. This Escrow Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Company, the Partnership, TSC and TC, respectively.

     7.8 SEVERABILITY. In the event that any provision of this Escrow Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Escrow Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     7.9 ENTIRE AGREEMENT. This Escrow Agreement and the Purchase Agreement and the other agreements contemplated in the Purchase Agreement set forth the entire understanding of the parties relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

     7.10 CONSTRUCTION.

               (a) For purposes of this Escrow Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

               (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Escrow Agreement.

               (c) As used in this Escrow Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

               (d) Except as otherwise indicated, all references in this Escrow Agreement to "Sections" are intended to refer to Sections of this Escrow Agreement.

         IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date first above written.

                             DITECH COMMUNICATION CORPORATION,
                             a Delaware corporation

                             By:
                                -------------------------------------------
                                William J. Tamblyn, Chief Financial Officer

                             TELINNOVATION,
                             a California general partnership

                             By:
                                -------------------------------------------
                                Charles Davis, General Partner

                             By:
                                -------------------------------------------
                                David Shvarts, General Partner

                             TELINNOVATION SERVICE CORPORATION,
                             a California corporation

                             By:
                                -------------------------------------------
                                Charles Davis, Chief Executive Officer

                             TELINNOVATION CORPORATION,
                             a California corporation

                             By:
                                -------------------------------------------
                                Charles Davis, Chief Executive Officer

                             ----------------------------------------------
                             CHARLES DAVIS, an individual

                             ----------------------------------------------
                             DAVID SHVARTS, an individual

                             U.S. TRUST COMPANY, NATIONAL ASSOCIATION

                             By:
                                -------------------------------------------

                             Name:

                             Title:

                                    EXHIBIT C

                          FORM OF ASSUMPTION AGREEMENT

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Assignment") is made, executed and delivered as of February 1, 2000 by and among, TELINNOVATION, a California general partnership (the "Partnership"), TELINNOVATION SERVICE CORPORATION, a California corporation ("TSC"), TELINNOVATION CORPORATION, a California corporation (the "Corporation" and jointly and severally with the Partnership and TSC, the "Sellers"); CHARLES DAVIS ("Davis") and DAVID SHVARTS ("Shvarts") (Davis and Schvarts are individually referred to herein as "General Partner" and collectively as "General Partners"); and DITECH COMMUNICATIONS CORPORATION, a Delaware corporation (the "Purchaser").

                                   WITNESSETH

         WHEREAS, the Purchaser, the Sellers and the General Partners have executed and delivered an Asset Purchase Agreement dated as of December 8, 1999 (the "Agreement"), for, among other things, the assignment by the Sellers and the General Partners to the Purchaser of all of the Assets (capitalized terms used but not defined herein shall have the meaning set forth in the Agreement), and for the assumption by the Purchaser of the Assumed Liabilities; and

         WHEREAS, the parties desire to evidence the assignment to the Purchaser of the Assets and the assumption by the Purchaser of the Assumed Liabilities.

         NOW, THEREFORE, in consideration of the premises and for good and valuable consideration paid, the receipt and adequacy of which is hereby acknowledged by the parties hereto:

         SECTION 1. The Sellers and the General Partners do hereby assign to the Purchaser the Assets and all of the Sellers' and the General Partners' rights thereunder; PROVIDED, HOWEVER, that anything in this instrument to the contrary notwithstanding, nothing herein shall constitute an assignment, or an agreement to assign, any Asset or any claim or right or any benefit arising thereunder or resulting therefrom (a "Consent-Required Asset") if an attempted assignment of such Consent-Required Asset, without consent of one or more third parties, would constitute a breach or other contravention thereof or would in any way adversely affect the rights of the Sellers, the General Partners or the Purchaser thereunder; PROVIDED, FURTHER, that once all such consents are obtained, this instrument shall automatically effect an immediate assignment of such Consent-Required Asset without further action by either party hereto.

         SECTION 2.  The Purchaser hereby assumes the Assumed Liabilities.

         SECTION 3. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Purchaser, the Sellers and the General Partners have caused this Assignment and Assumption Agreement to be executed and delivered on the day and year first above written.

                                           TELINNOVATION,
                                           a California general partnership

                                           By:
                                                -----------------------------
                                                Charles Davis, General Partner

                                           By:
                                                -----------------------------
                                                David Shvarts, General Partner

                                           TELINNOVATION SERVICE CORPORATION,
                                           a California corporation

                                           By:
                                                -----------------------------
                                                Charles Davis, Chief Executive
                                                Officer

                                           TELINNOVATION CORPORATION,
                                           a California corporation

                                           By:
                                                -----------------------------
                                                Charles Davis, Chief Executive
                                                Officer

                                           ----------------------------------
                                           CHARLES DAVIS, an individual

                                           ----------------------------------
                                           DAVID SHVARTS, an individual

                                           DITECH COMMUNICATIONS CORPORATION,
                                           a Delaware corporation

                                           By:
                                                -----------------------------
                                                  William J. Tamblyn, Chief
                                                  Financial Officer

                                           ----------------------------------
                                           RICHARD HARDY, an individual

                                    EXHIBIT D

                                    CONTRACTS

         The following contracts of the Sellers are to be transferred to the Purchaser pursuant to the Purchase Agreement; provided that each contract which, by its terms, requires the consent of any party other than the Sellers to assign the rights and obligations thereof to Purchaser, shall be transferred to Purchaser only at such time as such required consents to assignment are obtained:

1. Master Licence Agreement between Bell Telephone Manufacturing Company. N.V. on behalf of Alcatel, N.V and the Corporation (September, 1990).

2. Unit Licence Agreement on Echo Cancellation between Bell Telephone Manufacturing Company, N.V. and the Corporation (September, 1990).

3. Source Code Escrow Agreement among Bell Telephone Manufacturing Company, N.V., Schiltz Doevenspeck en Vennoten, C.V. (the escrow agent) and the Corporation.

4. Unit License Agreement between Alcatel SEL AG and the Corporation (April 27, 1993). Agreement between Northern Telecom Inc. and the Corporation (April, 1991).

5. Amendment No. 1 to Agreement between Northern Telecom Inc. and the Corporation (July 1994).

6. License of Technological Rights and Research and Development Agreement between Latitude Communications, Inc. and the Corporation (November 16,
         1993).

7. License Agreement between Telrad Communication & Electronic Industries, Ltd.("Telrad") and the Corporation (August 4, 1995).

8. License Agreement between interWAVE Communications International Ltd. and the Partnership (December 5, 1996).

9. Escrow Agreement for Source Code and Documentation between interWAVE Communications, Inc. and the Partnership (December 5, 1996).

10.      Agreement between DGI Technologies, Inc. and TSC (June 1, 1998).

11.      Technology Agreement between Northern Telecom Inc. and TSC (October 1,
         1998). Source Code Escrow Agreement among Data Securities International, Inc., Northern Telecom Inc. and TSC (which is referred to in Technology Agreement for future execution, but this has not been executed to date).

12. Marketing, Licensing and Distribution of DSP Software Agreement between Hothaus Technologies Inc and TSC (undated, Fal1, 1998).

13.      License Agreement between Sonus Networks, Inc. and TSC (December 22,
         1998).

14. Preferred Escrow Agreement among Data Securities International, Sonus Networks, Inc. and TSC (December 22, 1998).

15. Licensing Agreement between Accelerated Networks Corporation and TSC (December 1998).

16. Software Escrow Agreement among Accelerated Networks Corporation, DSI Technology (escrow agent) and TSC (December 24, 1998). Addendum to this Software Escrow Agreement among Accelerated Networks Corporation, DSI Technology (escrow agent) and TSC (TSC signed Addendum February 10,
         1999)

17.      Licensing  Agreement  between  Transmedia   Communications,   Inc.  and
         TSC (May 7, 1999). Transmedia Communications, Inc. assigned the agreement to Cisco Systems, Inc.

18. OEM-IN Software License Agreement between Cisco Systems, Inc. and TSC (January 1999) Pursuant to such agreement, the two parties committed to entering into an Escrow Agreement, which is an exhibit to the former agreement, which both parties signed, however, no escrow agent has executed such Escrow Agreement and it is undated.

19. Licensing Agreement between Convergent Networks, Inc. and TSC (September 8, 1999).

20.      Licensing Agreement between Santera Systems Inc. and TSC (September 14,
         1999).

21.      Agreement between Ditech Corporation and the Partnership (November 11,
         1994).

22.      Agreement between Ditech Corporation and the Partnership (January 17,
         1995).

23.      Licensing Agreement between Ditech Corporation and TSC (July 21, 1998).

24. Invention Purchase Agreement between Ditech Corporation and the Partnership (November 15, 1998).

25. Exclusive License Agreement between the General Partners and TSC (April 30,1998).

                                    EXHIBIT E

                    FORM OF STOCKHOLDER REPRESENTATION LETTER

DITECH COMMUNICATIONS CORPORATION
825 E. Middlefield Road
Mountain View, California 94043

Ladies and Gentlemen:

         Each of the undersigned hereby makes, jointly and severally, the following certifications and representations with respect to the [aggregate five hundred forty thousand (540,000) shares] (the "Shares") of the Common Stock of DITECH COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), which are being acquired by each of the undersigned pursuant to that certain Asset Purchase Agreement, dated December __, 1999, by and among the Company and each of the undersigned.

         Each of the undersigned represents and warrants that it is acquiring the Shares solely for its account for investment and not with a view to or for sale or distribution of the Shares or any part thereof. Each of the undersigned also represents that the entire legal and beneficial interests of the Shares the undersigned is acquiring is being acquired for, and will be held for, their accounts only.

         Each of the undersigned understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), on the basis that no distribution or public offering of the Shares is to be effected. Each of the undersigned realizes that the basis for the exemption may not be present if, notwithstanding the representations made herein, each of the undersigned has in mind merely acquiring the Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The undersigned has no such intention.

         Each of the undersigned recognizes that the Shares being acquired by the undersigned must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

         Each of the undersigned is aware that the Shares may not be sold pursuant to Rule 144 adopted under the Securities Act ("Rule 144") unless certain conditions are met and until the undersigned has met the holding provisions of Rule 144. Among the conditions for use of the Rule is the availability of current information to the public about the Company. Each of the undersigned understands that the Company has not made such information available and has no present plans to do so.

         Each of the undersigned further agrees not to make any disposition of all or any part of the Shares being acquired in any event unless and until:

1. The Company shall have received a letter secured by the undersigned from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition; or

2. There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

3. (i) The undersigned shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (ii) the undersigned shall have furnished the Company with an opinion of counsel for the undersigned to the effect that such disposition will not require registration of such Shares under the Securities Act, and (iii) such opinion of counsel for the undersigned shall have been concurred in by the Company's counsel and the Company shall have advised the undersigned of such concurrence.

Each of the undersigned agrees to be bound by any and all restrictions and obligations with respect to the Shares as may be set forth in any purchase agreement, registration rights agreement or any other agreement or document relating to the Shares.

         Each of the undersigned understands and agrees that all certificates evidencing the Shares to be issued to the undersigned may bear the following legend:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

Very truly yours,

--------------------

                                    EXHIBIT F

                        FORM OF NONCOMPETITION AGREEMENT

         This NON-COMPETITION AGREEMENT (the "Agreement") is made this ___th day of January, 2000, by and between DITECH COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), and _______________ (the "Seller").

                                    RECITALS

         The Seller is a substantial shareholder, an officer and a director of each of Telinnovation Service Corporation, a California corporation ("TSC"), and Telinnovation Corporation, a California corporation ("TC"). The Seller is a general partner of Telinnovation, a California general partnership (the "Partnership," together with TC and TSC, "Telinnovation"). The Company, Telinnovation, the Seller and certain other parties have entered into an Asset Purchase Agreement, dated as of December __, 1999 (the "Purchase Agreement"), providing for the purchase by the Purchaser of all of the Assets, and the assumption by the Purchaser of the Assumed Liabilities. In connection therewith, the Seller has agreed not to compete with the Company in the manner and to the extent herein set forth. The Seller has agreed to enter into this Agreement as an inducement to the Purchaser to enter into the Purchase Agreement and consummate the Transactions.

         All capitalized but undefined terms used herein this Agreement shall have the meanings set forth in the Purchase Agreement.

                                    AGREEMENT

         In consideration of the mutual covenants herein contemplated and intending to be legally bound hereby, the Purchaser and the Seller agree as follows:

         1. RESTRICTION ON COMPETITION. Until four (4) years after the Closing Date, the Seller shall not, directly or indirectly, without the prior written consent of the Purchaser, (i) own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant, licensor or otherwise with, any business or enterprise engaged in any business whose products or activities compete in whole or in part with the products or activities of the Company, within the Restricted Territory (as defined below), or (ii) engage in any other manner, within the Restricted Territory, in any business whose products or activities compete in whole or in part with the products or activities of the Company. Notwithstanding the above, the Seller shall not be deemed to be engaged, directly or indirectly, in any business in contravention of subparagraphs (i) or (ii) above, if the Seller participates in any such business solely as a passive investor in up to 1% of the equity securities of a company or partnership, the securities of which are publicly traded. "Restricted Territory" means (a) each county or similar political subdivision of each State of the United States of America (including each of the counties in the State of California), (b) each State, territory or possession of the United States of America and (c) any other country in the world.

         2. NON-INTERFERENCE BY THE SELLER. The Seller further agrees that until four (4) years after the Closing Date, he will not, without the prior written consent of the Purchaser, (i) interfere with the business of the Purchaser by soliciting, attempting to solicit, inducing, or otherwise causing any employee or consultant of the Purchaser to terminate his or her employment as such in order to become an employee, consultant or independent contractor to or for any business that competes with the business of the Purchaser or to or for any company with which the Seller is associated in any way; or (ii) induce or attempt to induce any customers, suppliers, distributors, resellers, or independent contractor of the Purchaser to terminate their relationships with, or to take any action that would be disadvantageous to the business of, the Purchaser.

         3. INDEPENDENCE OF OBLIGATIONS. The covenants of the Seller set forth in this Agreement shall be construed as independent of any other agreement or arrangement between the Seller, on the one hand, and the Purchaser, on the other, and the existence of any claim or cause of action by the Seller against the Purchaser shall not constitute a defense to the enforcement of such covenants against the Seller.

         4. EQUITABLE RELIEF. The Seller expressly acknowledges that damages alone will not be an adequate remedy for any breach by the Seller of the covenants set forth in Sections 1 and 2 hereof and that the other parties hereto, in addition to any other remedies which they may have, whether at law, in equity, by contract or otherwise, shall be entitled, as a matter of right, to injunctive relief, including specific performance, in any court of competent jurisdiction with respect to any actual or threatened breach by the Seller of any of said covenants.

         5.    SEVERABILITY, ETC.

               a. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) such invalidity of enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

               b. The parties intend that the covenant contained in Section 1 above shall be construed as a series of separate covenants, one for each geographical unit specified. Except for geographical coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Section 1 above. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this Agreement, then the unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

         6. WAIVER OF BREACH. The failure or delay by the Purchaser in enforcing any provision of this Agreement shall not operate as a waiver thereof, and the waiver by the Purchaser or a breach of any provision of this Agreement by the Seller shall not operate or be construed as a waiver of any subsequent breach or violation thereof. All waivers shall be in writing and signed by the party to be bound.

         7. ASSIGNMENT. This Agreement shall be assignable by the Purchaser only to any person, firm or corporation which may become a successor in interest by purchase, merger or otherwise to the Purchaser or the business operated by the Purchaser. This Agreement is not assignable by the Seller.

         8. ENTIRE AGREEMENT; AMENDMENT. This Agreement represents the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith. It may not be altered or amended except by an agreement in writing signed by the parties to be bound.

         9. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Purchaser and its permitted successors and assigns and the Seller and the Seller's heirs and legal representatives.

         10. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California (without giving effect to principles of conflicts of laws).

         IN WITNESS WHEREOF, the undersigned have executed this Non-Competition Agreement as of the date first above written.

                                          DITECH COMMUNICATIONS CORPORATION,
                                          a Delaware corporation

                                          By:
                                             --------------------------------
                                              Name:

                                              Title:

                                          -----------------------------------
                                          [The Seller]

                                    EXHIBIT G

                             FORM OF GENERAL RELEASE

     THIS GENERAL RELEASE ("General Release") is being executed and delivered as of February 1, 2000, by CHARLES DAVIS, an individual ("Davis"), DAVID SHVARTS, an individual ("Shvarts"), and RICHARD HARDY, an individual ("Hardy," together with Davis and Shvarts, the "Releasors"), to and in favor of, and for the benefit of, DITECH COMMUNICATIONS CORPORATION, a Delaware corporation (the "Purchaser"), TELINNOVATION SERVICE Corporation, a California corporation ("TSC"), TELINNOVATION CORPORATION, a California corporation ("TC") and TELINNOVATION, a California general partnership (the "Partnership," together with TC and TSC, the "Sellers").

                                    RECITALS

     A. The Purchaser, the Sellers, the Partnership, Davis and Shvarts have entered in an Asset Purchase Agreement, dated December 8, 1999 (the "Purchase Agreement"), providing for the purchase by the Purchaser of all of the Assets and the assumption by the Purchaser of the Assumed Liabilities.

     B. The Purchaser and Hardy have entered in an Asset Purchase Agreement, dated December 8, 1999 (the "Hardy Agreement"), providing for the purchase by the Purchaser of certain of Hardy's assets as provided therein.

     C. The Purchaser has required, as a condition to consummating the Transactions contemplated by the Purchase Agreement and the transactions contemplated by the Hardy Agreement, that the Releasors execute and deliver this General Release.

     D. All capitalized and undefined terms shall have the meanings set forth in the Purchase Agreement.

                                    AGREEMENT

     In order to induce Purchaser to consummate the Transactions contemplated by the Purchase Agreement and the transactions contemplated by the Hardy Agreement, and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Releasors), the Releasors hereby covenant and agree as follows:

     1. RELEASE. Each Releasor, for himself and for each of such Releasor's Associated Parties (as defined in Section 2), hereby generally, irrevocably, unconditionally and completely releases and forever discharges each of the Releasees (as defined in Section 2) from, and hereby irrevocably, unconditionally and completely waives and relinquishes, each of the Released Claims (as defined in Section 2).

     2. DEFINITIONS.

               (a) The term "Associated Parties," when used herein with respect to a Releasor, shall mean and include: (i) such Releasor's predecessors, successors, executors, administrators, heirs and estate; (ii) such Releasor's past, present and future assigns, agents and representatives; (iii) each entity that such Releasor has the power to bind (by such Releasor's acts or signature) or over which such Releasor directly or indirectly exercises control; and (iv) each entity of which such Releasor owns, directly or indirectly, at least 50% of the outstanding equity, beneficial, proprietary, ownership or voting interests.

               (b) The term "Releasees" shall mean and include: (i) Purchaser,
(ii) the Sellers, and (iii) the successors and past, present and future assigns, directors, officers, partners, employees, agents, attorneys and representatives of the Purchaser and respective Seller.

               (c) The term "Claims" shall mean and include all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including:
(i) any unknown, unsuspected or undisclosed claim; (ii) any claim or right that may be asserted or exercised by a Releasor in such Releasor's capacity as a stockholder, director, officer, partner or employee of the Sellers or in any other capacity; and (iii) any claim, right or cause of action based upon any breach of any express, implied, oral or written contract or agreement.

               (d) The term "Released Claims" shall mean and include each and every Claim that (i) any Releasor or any Associated Party of any Releasor may have had in the past, may now have or may have in the future against any of the Releasees, and (ii) has arisen or arises directly or indirectly out of, or relates directly or indirectly to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of this General Release (excluding only such Releasor's rights, if any, under the Purchase Agreement).

     3. CIVIL CODE SS.1542. Each Releasor (a) represents, warrants and acknowledges that such Releasor has been fully advised by his attorney of the contents of Section 1542 of the Civil Code of the State of California, and (b) hereby expressly waives the benefits thereof and any rights such Releasor may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Each Releasor also hereby waives the benefits of, and any rights such Releasor may have under, any statute or common law principle of similar effect in any jurisdiction.

     4. REPRESENTATIONS AND WARRANTIES. Each Releasor represents and warrants that:

               (a) such Releasor has not assigned, transferred, conveyed or otherwise disposed of any Claim against any of the Releasees, or any direct or indirect interest in any such Claim, in whole or in part;

               (b) to the best of such Releasor's knowledge, no other person or entity has any interest in any of the Released Claims;

               (c) no Associated Party of such Releasor has or had any Claim against any of the Releasees;

               (d) no Associated Party of such Releasor will in the future have any Claim against any Releasee that arises directly or indirectly from or relates directly or indirectly to any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or before the date of this General Release;

               (e) this General Release has been duly and validly executed and delivered by such Releasor;

               (f) this General Release is a valid and binding obligation of such Releasor and such Releasor's Associated Parties, and is enforceable against such Releasor and each of such Releasor's Associated Parties in accordance with its terms;

               (g) there is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to the best of the knowledge of such Releasor, threatened against such Releasor or any of such Releasor's Associated Parties that challenges or would challenge the execution and delivery of this General Release or the taking of any of the actions required to be taken by such Releasor under this General Release;

               (h) neither the execution and delivery of this General Release nor the performance hereof will (i) result in any violation or breach of any agreement or other instrument to which such Releasor or any of such Releasor's Associated Parties is a party or by which such Releasor or any of such Releasor's Associated Parties is bound, or (ii) result in a violation or any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which such Releasor or any of such Releasor's Associated Parties is subject; and

               (i) no authorization, instruction, consent or approval of any person or entity is required to be obtained by such Releasor or any of such Releasor's Associated Parties in connection with the execution and delivery of this General Release or the performance hereof.

     5. INDEMNIFICATION. Without in any way limiting any of the rights or remedies otherwise available to any Releasee, each Releasor shall indemnify and hold harmless each Releasee against and from any loss, damage, injury, harm, detriment, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee, charge or expense (including attorneys' fees) that is directly or indirectly suffered or incurred at any time by such Releasee, or to which such Releasee otherwise becomes subject at any time, and that arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, (a) any failure on the part of such Releasor to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation, representation, warranty or other provision contained herein, or (b) the assertion or purported assertion of any of the Released Claims by such Releasor or any of such Releasor's

Associated Parties.

     6.        MISCELLANEOUS.

               (a) This General Release sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings among or between any of the Releasors and Releasees relating to the subject matter hereof.

               (b) If any provision of this General Release or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) such invalidity or enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this General Release. If any provision of this General Release or any part of such provision is held to be unenforceable against any Releasor, then the unenforceability of such provision or part thereof against such Releasor shall not affect the enforceability thereof against any other Releasor. Each provision of this General Release is separable from every other provision of this General Release, and each part of each provision of this General Release is separable from every other part of such provision.

               (c) This General Release shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

               (d) Any legal action or other legal proceeding relating to this General Release or the enforcement of any provision of this General Release may be brought or otherwise commenced by any Releasee in any state or federal court located in the State of California. Each Releasor:

                   (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the State of California in connection with any such legal proceeding;

                   (ii) agrees that each state and federal court located in the State of California shall be deemed to be a convenient forum; and

                   (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the State of California, any claim that such Releasor is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this General Release or the subject matter of this General Release may not be enforced in or by such court.

Nothing contained in this General Release shall be deemed to limit or otherwise affect the right of any Releasee (1) to commence any legal proceeding or to otherwise proceed against any of the Releasors or any other person or entity in any other forum or jurisdiction, or (2) to raise this Release as a defense in any legal proceeding in any other forum or jurisdiction.

               (e) This General Release may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

               (f) Each Releasor shall execute and/or cause to be delivered to each Releasee such instruments and other documents, and shall take such other actions, as such Releasee may reasonably request for the purpose of carrying out or evidencing any of the actions contemplated by this General Release.

               (g) If any legal action or other legal proceeding relating to this General Release or the enforcement of any provision hereof is brought by any Releasor or Releasee, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements to the extent actually incurred (in addition to any other relief to which the prevailing party may be entitled).

               (h) This General Release shall be effective with respect to, and shall be binding upon and enforceable against, each Releasor who executes this General Release, regardless of whether any of the other Releasors executes this General Release.

               (i) Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

               (j) Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this General Release.

               (k) As used in this General Release, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation."

     IN WITNESS WHEREOF, the Releasors have caused this General Release to be executed as of the date first above written.

                                                RELEASORS:

                                                ------------------------------
                                                Charles Davis, an individual

                                                ------------------------------
                                                David Shvarts, an individual

                                                ------------------------------
                                                Richard Hardy, an individual

                                    EXHIBIT H

                        FORM OF OPINION OF BERLINER COHEN

                                    EXHIBIT I

                                 EXCLUDED ASSETS

         The following assets of the Sellers are Excluded Assets and will not be among the Assets transferred to the Purchaser:

         1. All Sellers' cash, cash equivalents, certificates of deposit, money market accounts, deposits, checking and savings accounts, and any financial institution accounts and financial instruments as of and at the time of Closing.

         2. All Sellers' shares of stock, bonds and securities holdings in any brokerage account, and all other equity interests, investments and securities held by the Sellers as of and at the time of Closing.

         3. All Sellers' accounts receivable and any other receivable or right to payment for license related royalties and other revenue generated from the Assets for any period prior to the Closing from Nortel (two contracts), Cisco, Alcatel, ANI, Transmedia, Sonus Networks, DGI, Latitude , Telrad and Hothaus, provided such amounts are collected within the nine-month period immediately following the Closing Date and are not the result of a Ditech audit of such entities.

         4. All motor vehicles of the Sellers as of and at the time of Closing.

         5. All Sellers' contracts that are identified in Part 2.11 of the Disclosure Schedule other than those contracts set forth on Exhibit D.

         6. Any Asset or any claim or right or any benefit arising thereunder or resulting therefrom (a "Consent-Required Asset") if an attempted assignment of such Consent-Required Asset to Purchaser, without consent of one or more third parties, would constitute a breach or other contravention thereof or would in any way adversely affect the rights of the Sellers, the General Partners or the Purchaser thereunder; PROVIDED, HOWEVER, that once such consents are obtained, Sellers shall, pursuant to the Assignment Agreement between the parties, automatically effect an immediate assignment of such Consent-Required Asset without further action by either party to the Purchase Agreement.

                                    EXHIBIT J

                   STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

     FOR VALUE RECEIVED, ________________ hereby sells, assigns and transfers unto DITECH COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), pursuant to the Asset Purchase Agreement, dated December __, 1999 by and between the undersigned, the Company and the other parties named therein (the "Agreement"), and the Escrow Agreement (as defined in the Agreement) ___________________ (______) shares of Common Stock of the Company standing in the undersigned's name on the books of the Company represented by Certificate No[(S)] _________ and does hereby irrevocably constitute and appoint the Company's Secretary attorney to transfer said stock on the books of the Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement and the Escrow Agreement, in connection with the repurchase of shares of Common Stock issued to the undersigned pursuant to the Agreement and the Escrow Agreement.

Dated:

                                                              (Signature)

                                                              (Print Name)

                                    EXHIBIT K

                      FORM OF REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT is made as of February 1, 2000, by and among DITECH COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), TELINNOVATION SERVICE CORPORATION, a California corporation ("TSC"), TELINNOVATION CORPORATION, a California corporation ("TC"), TELINNOVATION, a California general partnership (the "Partnership," together with TC and TSC, "Telinnovation"), CHARLES DAVIS, an individual ("Davis"), DAVID SHVARTS, an individual ("Shvarts") and RICHARD HARDY ("Hardy," together with Davis and Shvarts, the "Sellers").

                                    RECITALS

     A. The Company, Telinnovation, Davis and Shvarts have entered into an Asset Purchase Agreement dated December 8, 1999 (the "Telinnovation Agreement"), providing for the sale of substantially all of the assets of Telinnovation to the Company pursuant to the terms set forth therein.

     B. The Company and Hardy have entered into an Asset Purchase Agreement dated December 8, 1999 (the "Hardy Agreement," together with the Telinnovation Agreement, the "Purchase Agreements"), providing for the sale of certain of the assets of Hardy to the Company pursuant to the terms set forth therein.

     C. In order to induce the Sellers to enter into their respective Purchase Agreements, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under both Purchase Agreements.

     The parties hereto hereby agree as follows:

     1. DEMAND REGISTRATION.

     (a) REQUEST FOR REGISTRATION. Commencing June 9, 2000, the holders of a majority of the Registrable Securities may request, one time only, registration under the Securities Act of all or any portion of their Registrable Securities on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registrations"), if available; PROVIDED THAT the aggregate offering value of the Registrable Securities requested to be registered in any Short-Form Registration must equal at least $1,000,000. The registration requested pursuant to this
Section 1(a) is referred to herein as the "Demand Registration." The Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten (10) days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and, subject to Section 1(d) below, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company's notice.

     (b) DEMAND EXPENSES. All Registration Expenses of the holders of
Registrable

Securities incurred in connection with a Demand Registration shall be paid by the Company.

     (c) PRIORITY ON DEMAND REGISTRATION. The Company shall not include in any Demand Registration that is a firmly underwritten offering any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities initially requesting registration, the Company shall include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder.

     2. RESTRICTIONS ON DEMAND REGISTRATION. The Company may postpone for up to ninety (90) days the filing or the effectiveness of a registration statement for a Demand Registration if the Company's board of directors determines in its reasonable good faith judgment that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction; PROVIDED THAT in such event, the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand. Registration shall not count as a permitted Demand Registration hereunder and the Company shall pay all Registration Expenses in connection with such registration.

     3. HOLDBACK AGREEMENTS. In connection with any underwritten public offering of the Company's Common Stock, each holder of Registrable Securities shall not, unless the underwriters managing the registered public offering otherwise agree, effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities (except as part of such underwritten registration), during the ninety (90) day period beginning on the date of the underwritten public offering of the Company's Common Stock.

     4. REGISTRATION PROCEDURES. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

     (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective; PROVIDED THAT before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed;

     (b) notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred eighty (180) days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

     (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

     (d) use its best efforts to register or qualify such Registrable Securities under such securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; PROVIDED THAT the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

     (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

     (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a Nasdaq "national market system security" within the meaning of Rule 11 Aa2-1 promulgated pursuant to the Securities Exchange Act or, failing that, to secure Nasdaq authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

               (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

               (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

               (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

               (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as, soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 1 l(a) of the Securities Act and Rule 158 thereunder;

               (k) permit any holder of Registrable Securities which holder, in its reasonable judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

               (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order; and

               (m) obtain a comfort letter, addressed to the holders of the Registrable Securities covered by the registration statement, from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request.

     5.        REGISTRATION EXPENSES.

               (a) All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne as provided in this Agreement; in addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

               (b) In connection with each Demand Registration the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements (up to a maximum of $5,000) of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration.

               (c) To the extent that Registration Expenses are not paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

     6.        INDEMNIFICATION.

              (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or, in a registration not involving an underwritten offering, are caused by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

               (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; PROVIDED THAT the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

               (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent that such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its-consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

               (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

     7. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; PROVIDED THAT no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder's intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 6 hereof.

     8.        DEFINITIONS.

               (a) "REGISTRABLE SECURITIES" means (i) the aggregate total of six hundred thousand (600,000) shares of the Company's Common Stock sold and issued pursuant to the Purchase

Agreements, (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any other shares of Common Stock held by Persons holding securities described in clauses (i) or (ii) above. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities of the second anniversary of the date of the Purchase Agreements.

               (b) Unless otherwise stated, other capitalized terms contained herein have the meanings set forth in the Purchase Agreements.

     9.        MISCELLANEOUS.

               (a) NO INCONSISTENT AGREEMENTS. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

               (b) ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The Company shall not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

               (c) REMEDIES. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

               (d) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of a majority of the Registrable Securities.

               (e) SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

               (f) SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

               (g) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

               (h) DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

               (i) GOVERNING LAW. All issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

               (j) NOTICES. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (i) five
(5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mall, postage prepaid, (ii) upon delivery, if delivered by hand (iii) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or
(iv) one (1) business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed as follows, or at such other address as a party may designate by ten (10) days' advance written notice to the other parties to this Agreement pursuant to the provisions of this Section 8(j):

                           (x)      if to Telinnovation:

                                    415 Clyde Avenue, Suite 105
                                    Mountain View, California 94043-2228
                                    Facsimile:
                                              ------------------

                                    if to Davis:

                                    336 Guinda Street
                                    Palo Alto, California 94301
                                    Facsimile:
                                              ------------------

                                    if to Shvarts:

                                    11461 Stelling Road
                                    Cupertino, California 95014
                                    Facsimile:
                                              ------------------
                                    if to Hardy:

                                    2177 Lacey Drive
                                    Milpitas, California 95035
                                    Facsimile:
                                              ------------------

                                    with a copy to:

                                    Berliner Cohen
                                    10 Almaden Boulevard, 11th Floor
                                    San Jose, California 95113-2233
                                    Facsimile: (408) 998-5388
                                    Attention: Jerold A. Reiton, Esq.

                           (y)      if to the Company, to:

                                    Ditech Communications Corporation
                                    825 E. Middlefield Road
                                    Mountain View, California 94043
                                    Facsimile: (650) 564-9591
                                    Attn: William J. Tamblyn

                                    with a copy to:

                                    Cooley Godward LLP
                                    Five Palo Alto Square
                                    3000 El Camino Real
                                    Palo Alto, California 94306
                                    Facsimile: (415) 857-0663
                                    Attention: Andrei M. Manoliu, Esq.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                     TELINNOVATION,
                                     a California general partnership

                                     By:
                                        --------------------------------------
                                          Charles Davis, General Partner

                                     By:
                                        --------------------------------------
                                          David Shvarts, General Partner

                                     TELINNOVATION SERVICE CORPORATION,
                                     a California corporation

                                     By:
                                        --------------------------------------
                                     Charles Davis, Chief Executive Officer

                                     TELINNOVATION CORPORATION,
                                     a California corporation

                                     By:
                                        --------------------------------------
                                     Charles Davis, Chief Executive Officer




                                     -----------------------------------------
                                     CHARLES DAVIS, an individual



                                     -----------------------------------------
                                     DAVID SHVARTS, an individual



                                     -----------------------------------------
                                     DITECH COMMUNICATIONS CORPORATION,
                                     a Delaware corporation

                                     By:
                                        --------------------------------------
                                     William J. Tamblyn, Chief Financial
                                     Officer

                                     -----------------------------------------
                                     RICHARD HARDY, an individual